Exhibit 10.28

LEASE AGREEMENT BETWEEN

NOP COTTONWOOD 2795 LLC,

A DELAWARE LIMITED LIABILITY COMPANY, as

Landlord

and

ADS ALLIANCE DATA SYSTEMS, INC.,

A DELAWARE CORPORATION, as

Tenant

DATED September 21, 2010

LEASE AGREEMENT

THIS LEASE AGREEMENT (the "Lease") is entered into as of September 21, 2010, between NOP COTTONWOOD 2795, LLC, a Delaware limited liability company,  as Landlord, and ADS ALLIANCE DATA SYSTEMS, INC., as Tenant.

PART I
SUMMARY OF BASIC LEASE INFORMATION

Each reference in this Summary of Basic Lease Information to the Lease Provisions contained in PART II shall be construed to incorporate all the terms provided in said Lease Provisions, and reference in the Lease Provisions to the Summary contained in this PART I shall be construed to incorporate the provisions of this Summary.  In the event of any conflict between the provisions of this Summary and the provisions in the balance of the Lease, the latter shall control.  The basic terms of this Lease are as follows:

A.           PREMISES (Lease Provisions, Paragraph 2):

1.           Premises Location:  Suite 100, consisting of approximately 4,389 square feet of Rentable Area, located on the 1st floor of the Building (as outlined on the floor plan attached to this Lease as Exhibit B), the street address of which is 2795 E. Cottonwood Parkway, Salt Lake City, Utah as constructed on the Land which is further described on Exhibit E hereto.

2.           Number of Approximate Square Feet of Rentable Area in the Building measured consistently throughout the Building:  Approximately One Hundred Thirty-Five Thousand Three Hundred Thirty-Nine (135,339) square feet.

B.           LEASE TERM (Lease Provisions, Paragraph 3):

1.           Duration:  The period commencing on the Commencement Date and ending on the Lease Expiration Date (as such terms are defined below)..

2.           Commencement Date (Lease Provisions, Paragraph 6.3):  The earliest to occur of the following events:  (a) the date of Substantial Completion (as defined in the Work Letter Agreement) of the Premises; or (b) the date on which Landlord would have Substantially Completed the Premises and tendered possession of the Premises to Tenant but for Tenant Delays (as defined in the Work Letter Agreement attached hereto as Exhibit D; or (c) the date on which Tenant commences business operations in the Premises.

3.           Lease Expiration Date (Lease Provisions, Paragraph 3):  October 31, 2014.

C.           BASE RENT (Lease Provisions, Paragraph 5):

Period of Lease Term	Monthly Base Rent	Annual Base Rent	Base Rental Rate Per Square Foot of Rentable Area of Premises
Commencement Date - 9/30/10
10/1/10 - 9/30/11
10/1/11 - 9/30/12
10/1/12 - 9/30/13
10/1/13 - 9/30/14
10/1/14 – 10/31/14

D.           ADDITIONAL RENT (Lease Provisions, Paragraph 5.3):

1.           Base Year (Lease Provisions, Paragraph 5.3.1):  The Fiscal Year commencing January 1, 2010 through December 31, 2010.

2.           Tenant's Share (Lease Provisions, Paragraph 5.3.1):  Tenant's Share for Tenant's payment of Operating Expenses means 3.24%.

E.           SECURITY DEPOSIT (Glossary of Defined Terms):

Means     Dollars ($    ).

F.           PARKING CHARGE (Lease Provisions, Paragraph 5.5):

During the Term of the Lease, Tenant shall lease from Landlord a total of twelve (12) automobile spaces in the Parking Facility, of which total Tenant may elect to lease up to three (3) assigned and covered automobile spaces at an initial cost of Forty-Five Dollars ($45.00) per month, plus all applicable taxes (subject to Landlord's right to increase such amount from time-to-time to the then-prevailing market rate pursuant to Section 5.5 below).  The remainder of the automobile parking spaces leased by Tenant which Tenant does not elect to have assigned and covered shall be unassigned and uncovered parking spaces at an initial cost of Zero Dollars ($0.00) per month per space (subject to Landlord's right to increase such amount from time-to-time to the then-prevailing market rate pursuant to Section 5.5 below).  All such automobile spaces, whether unassigned and uncovered or assigned and covered, shall otherwise be subject to the terms and conditions contained in Section 5.5 below and all other terms, conditions and regulations as are from time-to-time applicable to patrons of the Parking Facility.

G.           ADDRESSES FOR NOTICES (Lease Provisions, Paragraph 27.7):

1.           Tenant's Address:

(a)	Before Commencement Date:

ADS Alliance Data Systems, Inc.
2855 E. Cottonwood Parkway, Suite 100
Salt Lake City, Utah 84121

With a copy to:

ADS Alliance Data Systems, Inc.
7500 Dallas Parkway, Suite 700
Plano, Texas 75024
Attention:  General Counsel

(b)	After Commencement Date:

ADS Alliance Data Systems, Inc.
2795 E. Cottonwood Parkway, Suite 100
Salt Lake City, Utah 84121

With a copy to:

ADS Alliance Data Systems, Inc.
7500 Dallas Parkway, Suite 700
Plano, Texas 75024
Attention:  General Counsel

2.           Landlord's Address:

NOP Cottonwood 2795, LLC
2855 E. Cottonwood Parkway, Suite 175
Salt Lake City, Utah 84121
Attention:  Property Manager

Landlord's address for the payment of Rent is as follows:

NOP Cottonwood 2795, LLC
File #30657
PO Box 600000
San Francisco, California 94160-0657

3.           Address of Landlord's Lender or Mortgagee:

c/o Bank of America
RESF Servicing
900 West Trade Street, Suite 650
NC1-026-06-01
Charlotte, North Carolina 28255
Attention:  Servicing Manager

H.           TENANT IMPROVEMENTS AND SPACE PLAN (Work Letter Agreement):

Except as otherwise provided in this Lease, Tenant shall accept the Premises in its "AS IS" condition as of the Commencement Date.  Notwithstanding the foregoing, Landlord shall construct and install the Tenant Improvements, as defined and as more particularly described in the Work Letter Agreement attached as Exhibit "D", at Landlord's cost for Tenant's occupancy on a turn-key basis in accordance with the Lease and the Work Letter Agreement.

PART II
LEASE PROVISIONS

1.           DEFINITIONS.  The definitions of certain of the capitalized terms used in this Lease are set forth in the Glossary of Defined Terms attached as Exhibit A.

2.           PREMISES.  Subject to the provisions of this Lease, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the premises described in the Summary of Basic Lease Information, Section "A", as outlined on the floor plan attached hereto as Exhibit B (the "Premises").  In connection with such demise and subject to Section 21 below, Landlord hereby grants to Tenant the nonexclusive right to use during the Term, all Common Areas designed for the use of all tenants in the Building, in common with all tenants in the Building and their invitees, for the purposes for which the Common Areas are designed and in accordance with all Legal Requirements.  Landlord, however, has the sole discretion to determine the manner in which the Common Areas are maintained and operated, and the use of the Common Areas shall be subject to the Building Rules and Regulations.  Tenant acknowledges that Landlord has made no representation or warranty regarding the Building or Premises except as specifically stated in this Lease.  By occupying the Premises, Tenant accepts the Premises as being suitable for Tenant's intended use of the Premises.  Landlord shall deliver the Premises in substantial compliance with all Legal Requirements (including, without limitation, the Americans with Disabilities Act of 1990, as amended) in effect as of the Commencement Date (not including any furniture, fixtures or equipment installed by or on behalf of Tenant); provided, however, Tenant's only remedy for any such non-compliance shall be that Landlord shall, within a commercially reasonable time after receipt by Landlord of a written order from a governmental authority requiring the same (whether from Tenant or directly from such governmental authority), do that which is necessary to correct the same at Landlord's sole cost and expense (and not as part of Operating Expenses).

3.           CONDITION PRECEDENT; TERM.

3.1           Condition Precedent.  Pursuant to that certain Lease Agreement dated as of August 29, 2002, between 2855 E. Cottonwood Parkway, L.C., ("2855 E. Cottonwood"), predecessor-in-interest to NOP Cottonwood 2855, LLC, a Delaware limited liability company ("2855 Landlord"), and Tenant, as amended by that certain First Amendment to Lease dated as of October 1, 2001, between 2855 E. Cottonwood and Tenant and that certain Second Amendment to Lease dated August 10, 2009, between 2855 Landlord and Tenant (collectively, the "2855 Lease"), 2855 Landlord is currently leasing to Tenant and Tenant is currently leasing from 2855 Landlord certain space commonly known as Suite 100 (the "2855 Premises") in that certain office building in the Complex addressed as 2855 E. Cottonwood Parkway, Salt Lake City, Utah.  Tenant intends to relocate the 2855 Premises to the Premises and is currently in the process of negotiating an early termination agreement with 2855 Landlord, whereby the 2855 Lease with respect to the 2855 Premises shall be terminated prior to the expiration date thereof (herein, the "Early Termination Agreement").  Notwithstanding anything to the contrary contained in this Lease, it shall be a condition precedent to the effectiveness of this Lease (other than the provisions of this Section 3.1 and Sections 5.6. 5.8, 27.2, 27.3, 27.4, 27.6, 27.8, 27.9, 27.10, 27.11, 27.12, 27.14 through 27.20 below) that, on or before September 30, 2010, 2855 Landlord and Tenant mutually execute and deliver such Early Termination Agreement.  If such condition is not timely satisfied, this Lease (other than the provisions of this Section 3.1 and Sections Sections 5.6. 5.8, 27.2, 27.3, 27.4, 27.6, 27.8, 27.9, 27.10, 27.11, 27.12, 27.14 through 27.20 below) shall thereupon automatically terminate.  Tenant hereby agrees that until such condition is timely satisfied, (i) Landlord shall have no obligation to expend or disburse any funds in connection with this Lease or perform any obligations imposed upon Landlord under this Lease, and (ii) all costs incurred by Tenant in connection with this Lease shall be paid for by Tenant, at Tenant's expense, without reimbursement from Landlord.

3.2           Term.  The provisions of this Lease shall be effective only as of the date this Lease is executed by both Landlord and Tenant.  The duration of the term of this Lease shall be for the period stated in the Summary of Basic Lease Information, Section "B," commencing on the Commencement Date set forth in paragraph 6.3 below, and expiring at 5:00 p.m. on the day stated in Section "B" of the Summary of Basic Lease Information, unless earlier terminated as provided herein (the "Term").

4.           USE.  Tenant shall occupy and use the Premises solely for lawful, general business office purposes in compliance with the Building Rules and Regulations from time to time in effect.  Tenant shall, and Tenant agrees to use commercially reasonable efforts to cause its agents, servants, employees, invitees and licensees to observe and comply fully and faithfully with the Building Rules and Regulations attached hereto as Exhibit C, and incorporated herein by this reference, or such reasonable modifications, rules and regulations which may be hereafter adopted by Landlord for the care, protection, cleanliness and operation of the Premises and Complex.  Tenant shall also comply with all Legal Requirements and other restrictions on use of the Premises as provided in this Lease, including, without limitation, paragraph 12 hereof.  The Landlord represents that the Premises are properly zoned for the permitted uses set forth herein.

5.           RENT.

5.1           Base Rent.  In consideration of Landlord's leasing the Premises to Tenant, Tenant shall pay to Landlord the base rent ("Base Rent") at the time(s) and in the manner stated in paragraph 5.6 below, as stated in Section "C" of the Summary of Basic Lease Information.

5.2           No Other Adjustment of Base Rent.  The Rentable Area of the Premises is subject to a joint verification, at the election of either party, by Tenant and Landlord's property manager within fifteen (15) calendar days of the date of approval by both Tenant and Landlord of the Space Plan.  In the event it is determined at the time of such verification that the Rentable Area of the Premises is different from that stated in the Summary of Basic Lease Information, Section "A", all Rent that is based on that incorrect amount shall be modified in accordance with that determination.  If that determination is made, it shall be confirmed in writing by Landlord to Tenant and shall be conclusive and binding upon the parties.  If neither party elects to have the joint verification within the specified time, the stipulation of Rentable Area set forth in paragraph 2 above and in the Summary of Basic Lease Information, shall be conclusive and binding on the parties.  Notwithstanding the foregoing, the Base Rent set forth in paragraph 5.1 above and in the Summary of Basic Lease Information is a negotiated amount and there shall be no adjustment to the Base Rent or Additional Rent without the prior written consent of Landlord.  Tenant shall have no right to withhold, deduct or offset any amount of the monthly Base Rent, Additional Rent or any other sum due hereunder even if the actual rentable square footage or Rentable Area of the Premises is less than set forth in paragraph 2 hereof.

5.3           Additional Rent.  In addition to paying the Base Rent specified in paragraph 5.1 above, Tenant shall pay as additional rent, Tenant's Share (as defined in subparagraph 5.3.1(b) below) of Operating Expenses (as defined in subparagraph 5.4 below) for each Fiscal Year, or portion thereof, allocated to tenants of the Building pursuant to Section 5.4.2(c) below (collectively, the "Building Allocated Operating Expenses") that are in excess of the Building Allocated Operating Expenses applicable to the Base Year (as defined in subparagraph 5.3.1(a) below).  Said additional rent, together with other amounts of any kind (other than Base Rent) payable by Tenant to Landlord under the terms of this Lease, shall be collectively referred to in this Lease as "Additional Rent."  Operating Expenses which are normally and reasonably allocable to more than one Fiscal Year shall be prorated and allocated over such period(s).  All amounts due under this paragraph 5.3 as Additional Rent are payable for the same periods and in the same manner, time and place as the Base Rent as provided in paragraph 5.6 below.  Without limitation on any other obligation of Tenant that may survive the expiration of the Lease Term, Tenant's obligations to pay the Additional Rent provided for in this paragraph 5.3 shall survive the expiration of the Term.

5.3.1           Additional Rent Definitions.  The following definitions apply to this paragraph 5:

(a)           Base Year.  "Base Year" means the Fiscal Year commencing January 1 through December 31 of the year stated in Section "D" of the Summary of Basic Lease Information.

(b)           Tenant's Share.  "Tenant's Share" for Tenant's payment of Building Allocated Operating Expenses means the percentage stated in Section "D" of the Summary of Basic Lease Information.  If the Premises or the Building is expanded or reduced with the written consent of Landlord, the Tenant's Share shall be adjusted by written notice from Landlord to Tenant.

5.3.2           Calculation and Payment of Additional Rent.  Tenant's Share of Building Allocated Operating Expenses for any Fiscal Year, or portion thereof, shall be calculated and paid as follows:

(a)           Calculation of Excess.  If Tenant's Share of Building Allocated Operating Expenses for any Fiscal Year, commencing with the Fiscal Year immediately following the Base Year, exceeds Tenant's Share of the amount of Building Allocated Operating Expenses applicable to the Base Year, Tenant shall pay as Additional Rent to Landlord an amount equal to that excess (the "Excess") in the manner stated in subparagraphs 5.3.2(b) and (c) below.

(b)           Statement of Estimated Operating Expenses and Payment by Tenant.  On or before the last day of the Fiscal Year in which the Commencement Date occurs and for each Fiscal Year thereafter, Landlord shall endeavor to deliver to Tenant an estimate statement (the "Estimate Statement") of Additional Rent to be due by Tenant for the forthcoming Fiscal Year.  The Estimate Statement will be based on good faith estimates, reasonably determined, and will set forth in reasonable detail the calculation of estimated expenses and Additional Rent.  Thereafter, unless Landlord delivers to Tenant a revision of the Estimate Statement, Tenant shall pay to Landlord monthly, coincident with Tenant's payment of Base Rent, an amount equal to the estimated Additional Rent set forth on the Estimate Statement for such Fiscal Year divided by twelve (12) months.  On no more than two occasions during any Fiscal Year, Landlord may estimate and re-estimate the Additional Rent to be due by Tenant for that Fiscal Year and deliver a copy of the revised Estimate Statement to Tenant.  The revised Estimate Statement will be based on good faith estimates, reasonably determined, and will set forth in reasonable detail the calculation of estimated expenses and Additional Rent.  Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the revised Estimate Statement so that, by the end of any Fiscal Year, Tenant shall have paid all of the Additional Rent as estimated by Landlord on the revised Estimate Statement.  Landlord's failure to furnish the Estimate Statement for any Fiscal Year in a timely manner shall not preclude Landlord from enforcing its rights to collect any Additional Rent.

(c)           Statement of Actual Operating Expenses and Payment by Tenant.  Landlord shall endeavor to give to Tenant as soon as available following the end of each Fiscal Year, but in no event later than November 1, a statement (the "Statement of Actual Operating Expenses") stating the Building Allocated Operating Expenses incurred or accrued for that preceding Fiscal Year and indicating the amount, if any, of any Excess due to Landlord or overpayment by Tenant.  Landlord's Statement of Actual Operating Expenses will show in reasonable detail the amount and computation of Building Allocated Operating Expenses for the applicable Fiscal Year, a statement as to any Building Allocated Operating Expense which is not final and the amount of Tenant's obligations hereunder and application of Tenant's estimated payments.  Except for Building Allocated Operating Expense items identified by Landlord as not being final or adjustments to Building Allocated Operating Expense items not reasonably foreseeable by Landlord, no adjustment will be made by Landlord to the Statement of Actual Operating Expenses for any Fiscal Year subsequent to November 1 following the end of the Fiscal Year to which the Statement of Actual Operating Expenses relates.  On receipt of the Statement of Actual Operating Expenses for each Fiscal Year for which an Excess exists, Tenant shall pay, with its next installment of Base Rent due, the full amount of the Excess, less the estimated amounts (if any) paid during the Fiscal Year pursuant to an Estimate Statement (as defined in subparagraph 5.3.2(b) above).  In the event there is an overpayment of Additional Rent set forth on a Statement of Actual Operating Expenses for any Fiscal Year, the amount of overpayment shall be credited against payments of Additional Rent as they become due.  If it is determined that there is an overpayment of Additional Rent by Tenant for any fiscal year after the expiration of the term of this Lease, such overpayment shall be promptly refunded to Tenant.  Landlord's failure to furnish the Statement of Actual Operating Expenses for any Fiscal Year in a timely manner shall not prejudice Landlord from enforcing its rights hereunder.  Even if the Term is expired and Tenant has vacated the Premises, if an Excess exists when final determination is made of Tenant's Share of Building Allocated Operating Expenses for the Fiscal Year in which the Lease terminates, Tenant shall promptly pay to Landlord the amount calculated under this subparagraph (c).  Provisions of this subparagraph (c) shall survive the expiration or earlier termination of the Term.

5.4           Operating Expenses shall mean all costs and expenses which Landlord pays or accrues by virtue of the ownership, use, management, leasing, maintenance, service, operation, insurance or condition of the Land and all improvements thereon, including, without limitation, the Building and Parking Facility, during a particular Fiscal Year or portion thereof as determined by Landlord or its accountant in accordance with standard real estate accounting practices consistently applied, subject to the exclusions contained in Section 5.4.2(a) below.

5.4.1           Examples.  "Operating Expenses" shall include, but shall not be limited to, the following to the extent they relate to the Complex or are chargeable to the Complex in connection with the operation and maintenance of the Cottonwood Corporate Center generally:

(a)           all Impositions and other governmental charges;

(b)           all insurance premiums charged for policies obtained by Landlord for the Land, Building and Parking Facility, which may include without limitation, at Landlord's election, (i) fire and extended coverage insurance, including earthquake, windstorm, hail, explosion, riot, strike, civil commotion, aircraft, vehicle and smoke insurance, (ii) public liability and property damage insurance, (iii) elevator insurance, (iv) workers' compensation insurance for the employees covered by clause (h), (v) boiler, machinery, sprinkler, water damage, and legal liability insurance, (vi) rental loss insurance, and (vii) such other insurance as Landlord considers reasonably necessary in the operation of the Complex;

(c)           all deductible amounts incurred in any Fiscal Year relating to an insurable loss;

(d)           all maintenance, repair, replacement, restoration and painting costs, including, without limitation, the cost of operating, managing, maintaining and repairing the following systems:  utility, mechanical, sanitary, drainage, escalator and elevator;

(e)           all janitorial, snow removal, custodial, cleaning, washing, landscaping, landscape maintenance, access systems, trash removal and pest control costs;

(f)           all security costs;

(g)           all electrical, energy monitoring, water, water treatment, gas, sewer, telephone and other utility and utility-related charges;

(h)           all wages, salaries, salary burdens, employee benefits, payroll taxes, Social Security and insurance for all persons engaged by Landlord or an Affiliate of Landlord in connection with the Complex;

(i)           all costs of leasing or purchasing supplies, tools, equipment and materials;

(j)           all fees and assessments of the Cottonwood Corporate Center park applicable to the Complex;

(k)           the cost of licenses, certificates, permits and inspections;

(l)           the cost of contesting the validity or applicability of any governmental enactments that may affect the Operating Expenses;

(m)           the cost of Parking Facility maintenance, repair and restoration, including, without limitation, resurfacing, repainting, restriping and cleaning;

(n)           all fees and other charges paid under all maintenance and service agreements, including but not limited to window cleaning, elevator and HVAC maintenance;

(o)           All reasonable and customary fees, charges, management fees (or amounts in lieu of such fees), consulting fees, legal fees and accounting fees of all persons engaged by Landlord (exclusive of legal fees with respect to disputes with individual tenants, negotiations of tenant leases, or with respect to ownership rather than operation of the Complex), together with all other associated costs or other charges reasonably incurred by Landlord in connection with the management office and the operation, management, maintenance and repair of the Complex;

(p)           all costs of monitoring services, including, without limitation, any monitoring or control devices used by Landlord in regulating the Parking Facility;

(q)           amortization of the cost of acquiring, financing and installing capital items which are intended to reduce (or avoid increases in) operating expenses or which are required by a governmental authority subsequent to the Commencement Date of this

Lease.  Such costs shall be amortized over the reasonable life of the items in accordance with standard real estate accounting practices consistently applied, but not beyond the reasonable life of the Building; and

(r)           any other costs or expenses reasonably incurred by Landlord under this Lease which are not otherwise reimbursed directly by Tenants.

5.4.2           Adjustments.  Operating Expenses shall be adjusted as follows:

(a)           Exclusions.  "Operating Expenses" shall not include (i) expenditures classified as capital expenditures for federal income tax purposes except as set forth in clause 5.4.1(r), (ii) costs for which Landlord is entitled to specific reimbursement by Tenant, by any other tenant of the Building or by any other third party, (iii) allowances or other amounts specified in the Work Letter for expenses incurred by Landlord for improvements to the Premises, (iv) leasing commissions, and all noncash expenses (including depreciation), except for the amortized costs specified in clause 5.4.1(r), (v) land or ground rent, if applicable, and (vi) debt service on any indebtedness secured by the Complex (except debt service on indebtedness to purchase or pay for items specified as permissible "Operating Expenses"), (vii) the excess cost of any work or service performed for or facilities furnished to any tenant of the Building to a substantially greater extent or in a manner materially more favorable to such tenant than that performed for or furnished to Tenant hereunder; (viii) sums which constitute insured repairs or other work necessitated by fire or other casualty; (ix) sums incurred for the alteration or renovation of vacant or vacated space in the Building; (x) expenditures paid to a related corporation, entity or persons which are in excess of the amount which would be paid in the absence of such relationship; (xi) expenditures resulting from the relocation or moving of tenants in the Building to another location within the Building; (xii) depreciation costs; (xiii) any income, franchise or corporate tax, any leasehold taxes on other tenants' personal property, sales, capital levy, capital stock, excess profits, transfer, revenue, or any other tax, assessment or charge upon or measured by rent payable to Landlord; and (xiv) interest, penalties or other costs arising out of Landlord's failure to make timely payment of any of its monetary obligations under this Lease, including, without limitation, Landlord's failure to make timely payment of any Impositions or any other item that is included in Operating Expenses.  Operating Expenses shall not exceed the reasonable, customary and ordinary cost for such items.  There shall be no duplication of costs or reimbursements.

(b)           Gross-Up Adjustments.  If the occupancy of the Building or any other buildings in the Complex during any part of any Fiscal Year (including the Base Year) is less than ninety-five percent (95%), Landlord shall make an appropriate adjustment to the variable components of the Operating Expenses for that Fiscal Year, as reasonably determined by Landlord using sound accounting and management principles, to determine the amount of Operating Expenses that would have been incurred had the Building or such other buildings in the Complex been ninety-five percent (95%) occupied.  This amount shall be considered to have been the amount of Operating Expenses for that Fiscal Year.  Landlord has attached hereto as Exhibit G a hypothetical gross-up calculation, which hypothetical gross-up calculation is for illustration purposes only and shall not be binding in any way.

(c)           Allocation of Operating Expenses.  The parties acknowledge that the Building is a part of a multi-building project, and that the costs and expenses incurred in connection with the Complex (i.e., the Operating Expenses) shall be shared between the tenants of the Building and the tenants of the other buildings of the Complex.  Accordingly, as set forth above, Operating Expenses are determined annually for the Complex as a whole, and a portion of the Operating Expenses, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the tenants of the Building (as opposed to the tenants of such other buildings), and such portion so allocated shall be the amount of Operating Expenses payable with respect to the Building upon which Tenant's Share shall be calculated.  Such portion of the Operating Expenses allocated to the tenants of the Building shall include all Operating Expenses which are attributable solely to the Building, and an equitable portion of the Operating Expenses attributable to the Complex as a whole.

(d)           No Profit.  Landlord hereby agrees that in calculating Operating Expenses:  (a) Landlord will not collect or be entitled to collect Operating Expenses from all of its tenants in an amount which is in excess of one hundred percent (100%) of the Operating Expenses actually paid or incurred by Landlord in connection with the Building Complex; and (b) Landlord shall make no profit from Landlord’s collections of Operating Expenses.

5.4.3           Landlord's Books and Records.  If Tenant disputes the amount of the Additional Rent due hereunder, Tenant may designate, within sixty (60) days after receipt of the Statement of Actual Operating Expenses, an independent certified public accountant or qualified third-party management company to inspect Landlord's records, Tenant is not entitled to request that inspection, however, if Tenant is then in default under this Lease.  The accountant must be a member of a nationally recognized accounting firm and must not charge a fee based on the amount of Additional Rent that the accountant is able to save Tenant by the inspection.  Any inspection must be conducted in Landlord's offices at a reasonable time or times.  If, after such an inspection, Tenant still disputes the Additional Rent, Landlord and Tenant shall each designate an independent certified public accountant, which shall in turn jointly select a third independent certified public accountant (the "Third CPA").  A certification of the proper amount shall be made, at Tenant's sole expense, by the Third CPA.  That certification shall be final and conclusive.  If as a result of such audit and certification, it is determined that Tenant was overcharged by more than six percent (6%) during any period covered by such audit and certification, then Landlord will pay the costs and expenses of such audit.

5.5           Parking Charge.  Tenant shall throughout the Term, lease from Landlord the number of unassigned and assigned automobile parking spaces, at such prices per month, as stated in Section "F" of the Summary of Basic Lease Information.  Such monthly parking charges shall be considered Additional Rent and shall be due and payable without notice or demand, on or before the first day of each calendar month.  Landlord shall have the right from time to time during the Term, to increase the monthly parking charges for assigned and unassigned parking spaces to the then prevailing market rate.  Landlord shall also have the right to establish such reasonable rules and regulations as may be deemed desirable, at Landlord's reasonable discretion, for the proper and efficient operation and maintenance of said Parking Facility.  Such rules and regulations may include, without limitation, (i) restrictions in the hours during which the Parking Facility shall be open for use, (ii) subject to the provisions of this paragraph 5.5 above, the establishment of charges for parking therein, and (iii) the use of parking gates, cards, permits and other control devices to regulate the use of the parking areas.  The rights of Tenant and its employees, customers, service suppliers and invitees to use the Parking Facility shall, to the extent such rules and regulations are not inconsistent with the other terms of this Lease, at all times be subject to (a) Landlord's right to establish reasonable rules and regulations applicable to such use and to exclude any person therefrom who is not authorized to use the same or who violates such rules and regulations; (b) the rights of Landlord and other tenants in the Building to use the same in common with Tenant; (c) other than with respect to Tenant's assigned parking spaces, the availability of parking spaces in said Parking Facility; and (d) Landlord's right to change the configuration of the parking areas and any unassigned parking spaces as shall be determined at Landlord's reasonable discretion.  Tenant agrees to limit its use of the Parking Facility to the number and type of parking spaces specified in this paragraph above.  Notwithstanding the foregoing, nothing contained herein shall be deemed to impose liability upon Landlord for personal injury or theft, for damage to any motor vehicle, or for loss of property from within any motor vehicle, which is suffered by Tenant or any of its employees, customers, service suppliers or other invitees in connection with their use of the Parking Facility.  Tenant understands and agrees that, while the Parking Facility will be open to Tenant on a 24-hour basis, other than spaces that are leased to Tenant and other tenants, all parking spaces in the parking area may be leased to members of the general public between the hours of 6:30 p.m. through 7:00 a.m. Monday through Saturday morning, after 1:30 p.m. on Saturday, and all day on Sunday.

5.6           Payment of Rent.  Except as otherwise expressly provided in this Lease, all Base Rent and Additional Rent shall be due in advance monthly installments on the first day of each calendar month during the Term.  Rent shall be paid to Landlord at its address recited in Section 27.7, or to such other person or at such other address in the United States as Landlord may from time to time designate in writing.  Rent shall be paid without notice, demand, abatement, deduction or offset in legal tender of the United States of America.  The Base Rent for the first full calendar month of the Term shall be paid upon execution by Tenant of this Lease (and if the condition precedent in Section 3.1 is not satisfied, then Landlord shall return such amount to Tenant within thirty (30) days thereafter).  In addition, if the Term commences or ends on other than the first or the last day of a calendar month, the Base Rent for the partial month shall be prorated on the basis of the number of days during the applicable month and paid on or before the Commencement Date.  If the Term commences or ends on other than the first or the last day of a Fiscal Year, the Additional Rent for the partial Fiscal Year calculated as provided in paragraph 5.3 above shall be prorated on the basis of the number of days during the applicable Fiscal Year.  All payments received by Landlord from Tenant shall be applied to the oldest payment obligation owed by Tenant to Landlord.  No designation by Tenant, either in a separate writing or on a check or money order, shall modify this clause or have any force or effect.  The Rent to be paid by Tenant or any Transferee hereunder shall not be based, in whole or in part, on the income or profits derived from the lease, use or occupancy of the Premises.  In the event Landlord's Mortgagee succeeds to the Landlord's interests under this Lease and determines that all or any portion of the Rent payable hereunder is or may be deemed to be unrelated business income within the meaning of the United States Internal Revenue Code or regulations issued thereunder, Landlord's Mortgagee may elect unilaterally to amend the calculation of Rent such that none of the Rent payable under this Lease will constitute unrelated business income;

provided, however, that any such amendment shall not increase Tenant's payment obligations or other liabilities, or reduce the obligations of Landlord, under this Lease.

5.7           Delinquent Payments and Handling Charge.  All Base Rent and Additional Rent hereunder shall bear interest from the date due until the date paid at the rate of interest specified in Section 27.13.  In addition, if any Base Rent, Additional Rent or other payments required of Tenant hereunder are not received by Landlord when due on more than one (1) occasion in any Lease Year, Tenant shall pay to Landlord a late charge of three percent (3%) of the delinquent payment to reimburse Landlord for its costs and inconvenience incurred as a consequence of Tenant's delinquency (other than interest, attorneys' fees and costs).  The parties agree that this late charge represents a reasonable estimate of the expenses that Landlord will incur because of any late payment (other than interest, attorneys' fees and costs).  Landlord's acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount or prevent Landlord from exercising any of the rights and remedies available to Landlord under this Lease.  Tenant shall pay the late charge as Additional Rent with the next installment of Additional Rent.  In no event, however, shall the charges permitted under this Section 5.7 or elsewhere in this Lease, to the extent the same are considered to be interest under applicable law, exceed the maximum rate of interest allowable under applicable law.  If any two noncash payments made by Tenant are not paid by the bank or other institution on which they are drawn, Landlord shall have the right, exercised by notice to Tenant, to require that Tenant make all future payments by certified funds or cashier's check.

5.8           Security Deposit.  Concurrently upon Tenant's execution of this Lease, Tenant shall deposit with Landlord the Security Deposit, stated in Section "E" of the Basic Lease Information, as security for the faithful performance by Tenant under this Lease.  The Security Deposit shall be returned (without interest) to Tenant after the expiration of the Term, or sooner termination of this Lease (including without limitation, the termination of this Lease as a result of the failure of the condition precedent set forth in Section 3.1 above) and delivery of possession of the Premises to Landlord in accordance with Section 26 if, at such time, Tenant is not in default under this Lease.  If Landlord's interest in this Lease is conveyed, transferred or assigned, Landlord shall transfer or credit the Security Deposit to Landlord's successor in interest, and Landlord shall be released from any liability for the return of the Security Deposit.  Landlord may intermingle the Security Deposit with Landlord's own funds, and shall not be deemed to be a trustee of the Security Deposit.  If, during the Term, Tenant fails to timely pay or perform any obligation under this Lease, Landlord may, prior to, concurrently with or subsequent to exercising any other right or remedy, use, apply or retain all or any part of the Security Deposit for the payment of any monetary obligation due under this Lease, or to compensate Landlord for any other expense, loss or damage which Landlord may incur by reason of Tenant's failure, including any damage or deficiency in the reletting of the Premises.  If, during the Term, all or any portion of the Security Deposit is so used, applied or retained, Tenant shall promptly deposit with Landlord cash in an amount sufficient to restore the Security Deposit to the original amount.  Landlord may withhold the Security Deposit after the expiration of the Term or sooner termination of this Lease until Tenant has paid in full Tenant's Operating Expenses for the Fiscal Year in which such expiration or sooner termination occurs and all other amounts payable under this Lease.  The Security Deposit is not a limitation on Landlord's damages or other rights under this Lease, a payment of liquidated damages or prepaid Rent, and shall not be applied by Tenant to the Rent for the last (or any) month of the Term, or to any other amount due under this Lease.

If this Lease is terminated due to any default of Tenant, any portion of the Security Deposit remaining at the time of such termination shall immediately inure to the benefit of Landlord as partial compensation for the costs and expenses incurred by Landlord in connection with this Lease, and shall be in addition to any other damages to which Landlord is otherwise entitled.

5.9           Holding Over.  Any holding over by Tenant in the possession of the Premises, or any portion thereof, after the expiration of the Term, with or without the consent of Landlord, shall require Tenant to pay one hundred fifty percent (150%) of the Base Rent and Additional Rent herein specified for the last month of the Term (prorated on a monthly basis), unless Landlord shall specify a lesser amount for Rent in its sole discretion.  If Tenant holds over with Landlord's consent, such occupancy shall be deemed a month-to-month tenancy and such tenancy shall otherwise be on the terms and conditions herein specified in this Lease as far as applicable.  Notwithstanding the foregoing provisions or the acceptance by Landlord of any payment by Tenant, any holding over without Landlord's consent shall constitute a default by Tenant and shall entitle Landlord to pursue all remedies provided in this Lease, or otherwise, and Tenant shall be liable for any and all direct or consequential damages or losses of Landlord resulting from Tenant's holding over without Landlord's consent.

6.           CONSTRUCTION OF IMPROVEMENTS.

6.1           General.  Subject to events of Force Majeure, Landlord and Tenant agree that Landlord shall, at Landlord's cost, construct, install, furnish, perform and supply the Tenant Improvements in accordance with the parties' respective payment and other obligations as specified in the Work Letter Agreement ("Work Letter Agreement") attached hereto as Exhibit D and incorporated herein by this reference.  The Tenant Improvements shall meet or exceed the Building Standard Tenant Improvements (as defined and specified in the Work Letter Agreement).

6.2           Access by Tenant Prior to Commencement of Term.  Provided that Tenant obtains and delivers to Landlord the certificates or policies of insurance called for in Section 17.1, Landlord, in its sole discretion, may permit Tenant and its employees, agents, contractors and suppliers to enter the Premises before the Commencement Date (and such entry alone shall not constitute Tenant's taking possession of the Premises for the purpose of Section 6.3(c) below), to perform certain work on the Premises on behalf of Tenant not contrary to the provisions of the Work Letter Agreement.  Tenant and each other person or firm who or which enters the Premises before the Commencement Date shall conduct itself so as to not interfere with Landlord or other occupants of the Building.  Landlord may withdraw any permission granted under this Section 6.2 upon twenty-four (24) hours' notice to Tenant if Landlord, in its sole discretion, determines that any such interference has been or may be caused.  Any prior entry shall be under all of the terms of this Lease and the Work Letter Agreement (other than the obligation to pay Base Rent and Additional Rent) and at Tenant's sole risk.  Tenant hereby releases and agrees to indemnify Landlord and Landlord's contractors, agents, employees and representatives from and against any and all personal injury, death or property damage (including damage to any personal property which Tenant may bring into, or any work which Tenant may perform in, the Premises) which may occur in or about the Complex in connection with or as the result of said entry by Tenant or its employees, agents, contractors and suppliers.

6.3           Commencement Date; Adjustments to Commencement Date.  For purposes of this Lease, the "Commencement Date" shall mean the earliest to occur of the following events (the "Lease Commencement Events"):  (a) the date of Substantial Completion (as defined in the Work Letter Agreement) of the Premises; or (b) the date on which Landlord would have Substantially Completed the Premises and tendered possession of the Premises to Tenant but for Tenant Delays (as defined in the Work Letter Agreement); or (c) the date on which Tenant commences business operations in the Premises.  Upon the occurrence of the Commencement Date, the parties will execute and deliver a certificate in the form of Exhibit F attached hereto stating and acknowledging the Commencement Date.  Landlord shall not be subject to any liability, including, without limitation, lost profits or incidental or consequential damages for any delay or inability to deliver possession of the Premises to the Tenant.  Such a delay or failure shall not affect the validity of this Lease or the obligations of the Tenant hereunder, other than the postponement of the Term until the Commencement Date occurs.

7.           SERVICES TO BE FURNISHED BY LANDLORD.

7.1           General.  Subject to applicable Legal Requirements, governmental standards for energy conservation, and Tenant's performance of its obligations hereunder, Landlord shall use its best commercially reasonable efforts to furnish the following services:

(a)           Subject to the charges provided in Section-7.4 below, HVAC to the Premises during Building Operating Hours, at such temperatures and in such amounts as are reasonably suitable and standard [thus excluding air conditioning or heating for electronic data processing or other specialized equipment or specialized (nonstandard) Tenant requirements);

(b)           hot and cold water at those points of supply common to all floors for lavatory and drinking purposes only;

(c)           janitorial service five (5) days per week;

(d)           periodic window washing in and about the Building and the Premises, anticipated to be accomplished approximately every 3 or 4 months for outside windows and every 2 or 3 months for inside windows;

(e)           elevator service, if necessary, to provide access to and egress from the Premises twenty-four hours per day, seven days per week;

(f)           electric current sufficient for lighting the Premises and electric current twenty-four hours per day, seven days per week for normal office machines and other machines of low electrical consumption of not more than six (6) watts per square foot of Rentable Area of the Premises available for Tenant's use;

(g)           replacement of fluorescent lamps in Building Standard light fixtures installed by Landlord and of incandescent bulbs or fluorescent lamps in all public rest rooms, stairwells and other Common Areas in the Building; and

If any of the services described above or elsewhere in this Lease are interrupted, Landlord shall promptly restore the same; provided, however, if as a result of any interruption of services the Premises will be uninhabitable or unusable by Tenant for five (5) consecutive business days, then Base Rent and Additional Rent shall be abated to the extent to which such condition interferes with Tenant's use of the Premises commencing on the first day of such condition and continuing until such condition is corrected.  However, neither the interruption nor cessation of such services, nor the failure of Landlord to restore same, shall render Landlord liable for damages to person or property, or be construed as an eviction of Tenant, or relieve Tenant from fulfilling any of its other obligations hereunder.

If not previously installed, Landlord may cause an electric and/or water meter(s) to be installed in the Premises of the Tenant in order to measure the amount of electricity and/or water consumed for any such use, and the cost of such meter(s) shall be paid promptly by Tenant.

Certain security measures (both by electronic equipment and personnel) may be provided by Landlord in connection with the Building.  However, Tenant hereby acknowledges that any such security is intended to be solely for the benefit of the Landlord and protecting its property, and while certain incidental benefits may accrue to the Tenant therefrom, any such security is not for the purpose of protecting either the property of Tenant or the safety of its employees, agents or invitees.  By providing any such security, Landlord assumes no obligation to Tenant and shall have no liability arising therefrom.

7.2           Keys and/or Access Cards.  Landlord shall furnish Tenant, at Landlord's expense, with up to twelve (12) keys and access cards, and at Tenant's expense, with such additional keys and access cards as Tenant may request, to unlock or allow access to the Building and each corridor door entering the Premises.  Tenant shall not install, or permit to be installed, any additional lock on any door into or in the Premises or make, or permit to be made, any duplicates of keys or access cards to the Premises without Landlord's prior consent.  Landlord shall be entitled at all times to possession of a duplicate of all keys and access cards to all doors to or inside of the Premises.  All keys and access cards referred to in this Section 7.2 shall remain the property of the Landlord.  Upon the expiration or termination of the Term, Tenant shall surrender all such keys and access cards to Landlord and shall deliver to Landlord the combination to all locks on all safes, cabinets and vaults which will remain in the Premises.  Landlord shall be entitled to install, operate and maintain a card reader and after-hours access card system, security systems and other control devices in or about the Premises and the Complex which regulate entry into the Building (or portions thereof) and monitor, by closed circuit television or otherwise, all persons leaving or entering the Complex, the Building and the Premises.

7.3           Tenant Identity, Signs and Other Matters.  Landlord shall, at Landlord's cost, provide and install, in Building Standard graphics, letters or numerals, one (1) name sign identifying Tenant's name (or such other name as designated by Tenant and approved by Landlord, in its reasonable discretion) and suite number adjacent to Tenant's entry door at one location per floor of the Building occupied by Tenant.  Tenant's name, as set forth on the first page of this Lease, or as otherwise provided by Tenant in writing upon execution of this Lease, shall also be placed in the Building Directory located on the main level of the Building.  Any subsequent modification to the listing of Tenant's name sign in the Building Directory shall be at Tenant's cost.  Unless required by law, without Landlord's prior written consent, no other signs, numerals, letters, graphics, symbols or marks identifying Tenant shall be placed on the exterior, or in the interior if they are visible from the exterior, of the Premises.

Unless required by law, Tenant shall not place or suffer to be placed on any exterior door, wall or window of the Premises, on any part of the inside of the Premises which is visible from outside of the Premises, or elsewhere on the Complex, any sign, decoration, notice, logo, picture, lettering, attachment, advertising matter or other thing of any kind, without first obtaining Landlord's prior written approval, which Landlord may, in its discretion, grant or withhold.  Landlord may, at Tenant's cost, and without notice or liability to Tenant, enter the Premises and remove any item erected in violation of this Section.  Landlord may establish rules and regulations governing the size, type and design of all such items and Tenant shall abide by such rules and regulations.

7.4           Charges.  Tenant shall pay to Landlord monthly as billed, as Additional Rent, such charges as may be separately metered or as Landlord may compute for (a) any utility services utilized by Tenant for computers, data processing equipment or other electrical equipment in excess of that agreed to be furnished by Landlord pursuant to Section 7.1, (b) lighting installed in the Premises in excess of Building Standard lighting, (c) HVAC and other services in excess of that stated in Section 7.1(a) or provided at times other than Building Operating Hours, and (d) janitorial services required with respect to those tenant improvements in the Premises which exceed Building Standard Tenant Improvements.  If Tenant wishes to use HVAC or electrical services to the Premises during hours other than Building Operating Hours, Landlord shall supply such HVAC, electrical and utility services at an hourly cost to Tenant of $18.50 per suite, as adjusted from time to time by Landlord consistent with prevailing market charges for such use.  Landlord may utilize a lighting and utility occupancy sensor in order to automatically determine and control use of HVAC, electrical and other utility services.  Landlord may elect to estimate the charges to be paid by Tenant under this Section 7.4 and bill such charges to Tenant monthly in advance, in which event Tenant shall promptly pay the estimated charges.  When the actual charges are determined by Landlord, an appropriate cash adjustment shall be made between Landlord and Tenant to account for any underpayment or overpayment by Tenant.

7.5           Operating Hours.  Subject to Building Rules and Regulations and such security standards as Landlord may from time to time adopt, the Building shall be open to the public during the Building Operating Hours and the Premises shall be open to Tenant during hours other than Building Operating Hours.

8.           REPAIR AND MAINTENANCE.

8.1           By Landlord.  Landlord shall provide the services to the Premises set forth in paragraph 7.1 above and shall maintain the Building (excepting the Premises and portions of the Building leased by persons not affiliated with Landlord) in a good, clean and operable condition, making such repairs and replacements as may be required to provide such services to the premises and to maintain the Building in such condition.  This Section 8.1 shall not apply to damage resulting from a Taking (as to which Section 14 shall apply), or damage resulting from a casualty (as to which Section 15.1 shall apply), or to damage caused by the negligence or willful misconduct of Tenant or its agents, contractors, invitees and licensees for which Tenant is otherwise responsible under this Lease.  Tenant hereby waives and releases any right it may have to make repairs to the Premises or Building at Landlord's expense under any Legal Requirements now or hereafter in effect in any jurisdiction in which the Building is located.

8.2           By Tenant.  Tenant, at Tenant's sole cost, shall maintain the nonstructural components of the Premises and every part of the Premises (including, without limitation, all floors, walls and ceilings and their coverings, doors and locks, furnishings, trade fixtures, signage, leasehold improvements, equipment and other personal property from time to time situated in or on the Premises) in good order, condition and repair, and in a clean, safe, operable, neat and sanitary condition.  Tenant will not commit or allow to remain any waste or damage to any portion of the Premises.  Tenant shall repair or replace, subject to Landlord's direction and supervision, any damage to the Complex caused by Tenant or Tenant's agents, contractors or invitees.  If Tenant fails to make such repairs or replacements, Landlord may make the same at Tenant's cost.  Such cost shall be payable to Landlord by Tenant on demand as Additional Rent.  All contractors, workmen, artisans and other persons which or whom Tenant proposes to retain to perform work in the Premises (or the Complex) pursuant to this Section 8.2 or Section 11 shall be approved by Landlord, in Landlord's reasonable discretion, prior to the commencement of any such work.

9.           TAXES ON TENANT'S PROPERTY.  Tenant shall be liable for and shall pay, before they become delinquent, all taxes and assessments levied against any personal property placed by Tenant in the Premises, including any additional Impositions which may be assessed, levied, charged or imposed against Landlord or the Building by reason of non-Building Standard Items in the Premises.  Tenant may withhold payments of any taxes and assessments described in this Section 9 so long as Tenant contests its obligation to pay in accordance with applicable law and the nonpayment thereof does not pose a threat of loss or seizure of the Building or any interest of Landlord therein.

10.           TRANSFER BY TENANT.

10.1           General.  Except as specifically provided in this Section 10.1 below, Tenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise Transfer or hypothecate all or any part of the Premises or Tenant's leasehold estate hereunder, or permit the Premises to be occupied by anyone other than Tenant or sublet the Premises or any portion thereof without Landlord's prior written consent in Landlord's discretion (such consent not to be unreasonably withheld, conditioned or delayed), being obtained in each instance, subject to the terms and conditions contained in this paragraph.  Except as provided in the penultimate sentence hereinbelow, any attempted Transfer without Landlord's consent shall be void.  If Tenant desires to effect a Transfer, it shall deliver to Landlord written notice thereof in advance of the date on which Tenant proposes to make the Transfer, together with all of the terms of the proposed Transfer and the identity of the proposed Transferee.  Upon request by Landlord, such notice shall contain financial information concerning the proposed Transferee and other reasonable information regarding the transaction which Landlord may specify.  Landlord shall have thirty (30) days following receipt of the notice and information within which to notify Tenant in writing whether Landlord elects (a) to refuse to consent to the Transfer and to continue this Lease in full force, or (b) to consent to the proposed

Transfer.  If Landlord fails to notify Tenant of its election within said thirty (30) day period, Landlord shall be deemed to have elected option (a).  The consent by Landlord to a particular Transfer shall not be deemed a consent to any other Transfer.  If a Transfer occurs without the prior written consent of Landlord as provided herein, Landlord may nevertheless collect rent from the Transferee and apply the net amount collected to the Rent payable hereunder, but such collection and application shall not constitute a waiver of the provisions hereof or a release of Tenant from the further performance of its obligations hereunder.  Notwithstanding the foregoing, but without waiving any requirement for a Transfer contained in Section 10.2 below, Tenant shall have the right, without the prior consent of Landlord but upon at least ten (10) days' prior written notice to Landlord, to assign the Lease or sublet the whole or any part of the Premises to a corporation or entity (a "Related Entity") which:  (i) is Tenant's parent organization, or (ii) is a wholly-owned subsidiary of Tenant or Tenant's parent organization, or (iii) is an organization of which Tenant or Tenant's parent owns in excess of fifty percent (50%) of the outstanding capital stock or has in excess of fifty percent (50%) ownership or control interest, or (iv) is the result of a consolidation, merger or reorganization with Tenant and/or Tenant's parent organization, or (v) is the Transferee of substantially all of Tenant's assets.  In no event shall any Transfer by Tenant to a Related Entity pursuant to the immediately preceding sentence be subject to Landlord's right to receive excess Rent pursuant to Section 10.2(a) below.

10.2           Conditions.  The following conditions shall automatically apply to each Transfer, without the necessity of same being stated or referred to in Landlord's written consent:

(a)           Tenant shall execute, have acknowledged and deliver to Landlord, and cause the Transferee to execute, have acknowledged and deliver to Landlord, an instrument in form and substance acceptable to Landlord in which (i) the Transferee adopts this Lease and agrees to perform, jointly and severally with Tenant, all of the obligations of Tenant hereunder, as to the space Transferred to it, including, without limitation, the prohibition against rent based on the income or profits derived from the Premises (any purported lease to the contrary being null and void), (ii) the Transferee grants Landlord an express first and prior security interest in its personal property brought into the transferred space to secure its obligations to Landlord hereunder, (iii) Tenant subordinates to Landlord's statutory lien and security interest any liens, security interests or other rights which Tenant may claim with respect to any property of the Transferee, (iv) Tenant agrees with Landlord that, if the rent or other consideration due by the Transferee exceeds the Rent for the transferred space, then Tenant shall pay Landlord as Additional Rent hereunder ninety percent (90%) of all such excess Rent and other consideration, net of reasonable leasing commissions and tenant improvement costs directly required in connection with such Transfer actually paid by Tenant, promptly upon Tenant's receipt thereof, (v) Tenant and the Transferee agree to provide to Landlord, at their expense, direct access from a public corridor in the Building to the transferred space, (vi) the Transferee agrees to use and occupy the Transferred space solely for the purpose specified in Section 4 and otherwise in accordance with this Lease, and (vii) Tenant acknowledges that, notwithstanding the Transfer, Tenant remains primarily liable for the performance of all the obligations of Tenant hereunder (including, without limitation, the obligation to pay all Rent), and Landlord shall be permitted to enforce this Lease against Tenant or the Transferee, or all of them, without prior demand upon or proceeding in any way against any other persons; and

(b)           Tenant shall deliver to Landlord a counterpart of all instruments relative to the Transfer executed by all parties to such transaction (except Landlord).

(c)           If Landlord to consents to a proposed Transfer, Tenant shall pay to Landlord, Landlord's reasonable costs, including, without limitation, reasonable attorneys' fees, incurred in connection with such proposal.

10.3           Liens.  Without in any way limiting the generality of the foregoing, Tenant shall not grant, place or suffer, or permit to be granted, placed or suffered, against the Complex or any portion thereof, any lien, security interest, pledge, conditional sale contract, claim, charge or encumbrance (whether constitutional, statutory, contractual or otherwise) and, if any of the aforesaid does arise or is asserted, Tenant will, upon thirty (30) days notice of the filing of any such lien and at Tenant's expense, cause the same to be released of record by payment of money or posting of a proper bond.

10.4           Assignments in Bankruptcy.  If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. § 101 et seq., (the "Bankruptcy Code"), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the Estate of Tenant within the meaning of the Bankruptcy Code.

11.           ALTERATIONS.  Tenant shall not make (or permit to be made) any alteration to the Premises (including, without limitation, the attachment of any fixture or equipment) unless such alteration (a) equals or exceeds the Building Standard and utilizes only new and first-grade materials, (b) is in conformity with all Legal Requirements, and is made after obtaining any required permits and licenses, (c) is made with the prior written consent of Landlord not to be unreasonably withheld, conditioned or delayed, (d) is made pursuant to plans and specifications approved in writing in advance by Landlord, (e) is made after Tenant has provided to Landlord such reasonable indemnification and/or bonds requested by Landlord, including, without limitation, a performance and completion bond in such form and amount as may be satisfactory to Landlord to protect against claims and liens for labor performed and materials furnished, and to insure the completion of any alteration, (f) is carried out by persons approved in writing by Landlord who, if required by Landlord, deliver to Landlord before commencement of their work proof of such insurance coverage as Landlord may require, with Landlord named as an additional insured, and (g) is done only at such time and in such manner as to not disturb the Landlord or other tenants in the Building.  All such alterations, improvements and additions (including all articles attached to the floor, wall or ceiling of the Premises) shall become the property of Landlord and shall, at Landlord's election, be (i) surrendered with the Premises as part thereof at the termination or expiration of the Term, without any payment, reimbursement or compensation therefor, or (ii) removed by Tenant, at Tenant's expense, with all damage caused by such removal repaired by Tenant.  Tenant may remove Tenant's trade fixtures, office supplies, movable office furniture and equipment not attached to the Building, provided such removal is made prior to the expiration of the Term, no uncured Event of Default has occurred and Tenant promptly repairs all damage caused by such removal.  Tenant shall indemnify, defend and hold harmless Landlord from and against all liens, claims, damages, losses, liabilities and expenses, including attorneys' fees, which may arise out of, or be connected in any way with, any such change, addition or improvement.  Within twenty (20) days following the imposition of any lien resulting from any such change, addition or improvement, Tenant shall cause such lien to be released of record by payment of money or posting of a proper bond.

12.           PROHIBITED USES.

12.1           General.  Tenant will not (a) use, occupy or permit the use or occupancy of the Complex or Premises for any purpose or in any manner which is violative of any Legal Requirement, or contrary to Building Rules and Regulations, or dangerous to life or property, or a public or private nuisance, or disrupt, obstruct or unreasonably annoy the owners or any other tenant of the Building or adjacent buildings, (b) keep or permit to be kept any substance in, or conduct or permit to be conducted any operation from, the Premises which emits offensive odors or conditions into other portions of the Building, or makes undue noise or creates undue vibrations, (c) commit or permit to remain any waste to the Complex or Premises, (d) install or permit to remain any improvements to the Complex or Premises, window coverings or other items (other than window coverings which have first been approved by Landlord) which are visible from the outside of the Premises, or exceed the structural loads of floors or walls of the Building, or adversely affect the mechanical, plumbing or electrical systems of the Building, or affect the structural integrity of the Building in any way, (e) permit the occupancy of the Premises at any time during the Term to exceed one person per two hundred (200) square feet Rentable Area of space in the Premises, (f) violate any recorded covenants, conditions or restrictions that affect the Complex or Building, or (g) commit or permit to be committed any action or circumstance in or about the Complex or Building which would justify any insurance carrier in cancelling or increasing the premium on the fire and extended coverage insurance policy maintained by Landlord on the Complex or Building or contents, and if any increase results from any act of Tenant, then Tenant shall pay such increase promptly upon demand therefor by Landlord.  Landlord represents that any certificate of occupancy issued with respect to the premises shall allow use for general business office purposes.

12.2           Hazardous Materials.  Without limiting the foregoing, Tenant shall not cause or permit any Hazardous Material (defined below) to be brought upon, kept or used in or about the Premises or Complex by Tenant, its agents, employees, contractors or invitees, in violation of law, without the prior written consent of Landlord.  Notwithstanding the foregoing, Tenant may use and store types and quantities of materials and substances which may be or contain Hazardous Materials, provided that the same are of the type and in the quantities customarily found or used in offices for use of similar businesses, including without limitation packaging materials, commercial cleaning fluids, paint and photocopier fluids.  If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Materials on the Premises or Complex caused or permitted by Tenant results in illegal contamination of the Premises or Complex, or if illegal contamination of the Premises or Complex by Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises or Complex, damages for the loss or restriction on use of rentable or usable space or any amenity of the Premises or Complex, damages arising from any adverse impact on marketing of space in the Building, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Term as a result of such illegal contamination.  This indemnification of Landlord includes, without limitation, the obligation to reimburse Landlord for costs incurred in connection with any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision.  Without limiting the foregoing, if the presence of any Hazardous Material in, on or about the Premises or Complex caused by or permitted by Tenant results in any illegal contamination of the Premises or Complex, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises or Complex to the condition existing prior to the introduction of any Hazardous Material; provided, however, that Landlord's approval of such action shall first be obtained.  "Hazardous Material" shall mean, in the broadest sense, any petroleum-based products, pesticides, paints, insolvents, polychlorinated, biphenyl, lead, cyanide, DDT, acids, ammonium compounds and other chemical products and any substance or material defined or designated as a hazardous or toxic, or other similar term, by any federal, state or local environmental statute, regulation or ordinance affecting the Premises or Complex presently in effect or that may be promulgated in the future, as such statutes, regulations and ordinances maybe amended from time to time.  In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises.  In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of hazardous materials on the Premises to the extent caused by, or resulting from the acts of, Tenant or Tenant's employees, directors, partners, shareholders, contractors, agents, invitees or representatives occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant.  The within covenants shall survive the expiration or earlier termination of the lease term.

12.3           Overstandard Tenant Use.  Tenant shall not, without Landlord's prior written consent, use heat-generating machines, other than standard equipment or lighting, or machines other than normal fractional horsepower office machines, in the Premises that may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished to the Premises by Landlord.

13.           ACCESS BY LANDLORD.  Upon at least twenty-four (24) hours' prior notice (except in case of emergency or to perform janitorial services), Landlord, its employees, contractors, agents and representatives, shall have the right (and Landlord, for itself and such persons and firms, hereby reserves the right) to enter the Premises at reasonable hours (except in case of emergency or to perform janitorial service) (a) to inspect, clean, maintain, repair, replace or alter the Premises or the Building, (b) to show the Premises to prospective purchasers (or, during the last twelve (12) months of the Term, to prospective tenants), (c) to determine whether Tenant is performing its obligations hereunder, or (d) for any other purpose deemed reasonable by Landlord.  In an emergency, Landlord (and such persons and firms) may use any means to open any door into or in the Premises without any liability therefor.  Landlord shall use reasonable efforts to minimize interference with Tenant's use of the Premises and to comply with any reasonable security policies and procedures of Tenant which have been delivered by Tenant to Landlord prior to the date of such entry.  Entry into the Premises by Landlord or any other person or firm named in the first sentence of this Section 13 for any purpose permitted herein shall not constitute a trespass or an eviction (constructive or otherwise), or entitle Tenant to any abatement or reduction of Rent, or constitute grounds for any claim (and Tenant hereby waives any claim) against Landlord for damages for any injury to or interference with Tenant's business, for loss of occupancy or quiet enjoyment, or for consequential damages.

14.           CONDEMNATION.  If all of the Complex is Taken, or if so much of the Complex is Taken that, in Landlord's opinion, the remainder cannot be restored to an economically viable, quality office building, or if the awards payable to Landlord as a result of any Taking are, in Landlord's opinion, inadequate to restore the remainder to an economically viable, quality office building, Landlord may, at its election, exercisable by the giving of written notice to Tenant within sixty (60) days after the date of the Taking, terminate this Lease as of the date of the Taking or the date Tenant is deprived of possession of the Premises (whichever is later) and Rent shall be apportioned as of the date of such termination.  Tenant may, at its election, exercisable by giving sixty (60) days' written notice to Landlord, terminate this Lease in the event a substantial (greater than 50%) portion of the Premises is taken rendering the Premises inadequate for its continued use and occupancy by Tenant.  If this Lease is not terminated as a result of a Taking, Landlord shall restore the Premises remaining after the Taking to a Building Standard condition.  During the period of restoration, Base Rent shall be abated to the extent the Premises are rendered untenantable and, after the period of restoration, Base Rent and Tenant's Share shall be reduced in the proportion that the area of the Premises Taken or otherwise rendered untenantable bears to the area of the Premises just prior to the Taking.  All awards, proceeds, compensation or other payments from or with respect to any Taking of the Complex or any portion thereof shall belong to Landlord, and Tenant hereby assigns to Landlord all of its right, title, interest and claim to same.  Whether or not this Lease is terminated as a consequence of a Taking, all damages or compensation awarded for a partial or total Taking, including any award for severance damage and any sums compensating for diminution in the value of or deprivation of the leasehold estate under this Lease, shall be the sole and exclusive property of Landlord.  Tenant may assert a claim for and recover from the condemning authority, but not from Landlord, such compensation as may be awarded on account of Tenant's loss of business, loss of goodwill, moving and relocation expenses, and depreciation to and loss of Tenant's moveable personal property.  Tenant shall have no claim against Landlord for the occurrence of any Taking, or for the termination of this Lease or a reduction in the Premises as a result of any Taking.

15.           CASUALTY.

15.1           General.  Tenant shall give prompt written notice to Landlord of any casualty to the Complex of which Tenant is aware and any casualty to the Premises.  If (a) the Complex or the Premises are totally destroyed, or (b) if the Complex or the Premises are partially destroyed but in Landlord's opinion they cannot be restored to an economically viable, quality office building, or (c) if the insurance proceeds payable to Landlord as a result of any casualty are, in Landlord's opinion, inadequate to restore the portion remaining to an economically viable, quality office building, or (d) if the damage or destruction occurs within twelve (12) months of the expiration of the Term, or (e) Landlord's Mortgagee requires insurance proceeds be applied to pay or reduce indebtedness rather than repair the Premises, Landlord may, at its election exercisable by the giving of written notice to Tenant within sixty (60) days after the casualty, terminate this Lease as of the date of the casualty or the date Tenant is deprived of possession of the Premises (whichever is later).  If this Lease is not terminated by Landlord as a result of a casualty, Landlord shall (subject to Section 15.2) restore the Premises to a Building Standard condition.  If restoration of the Premises to a Building Standard Condition is not completed, or estimated by Landlord or its agents to not be completed, within a period of one hundred twenty (120) days, Tenant may elect to terminate this Lease by providing written notice to Landlord within thirty (30) days after expiration of the one hundred twenty (120) day period, or, as applicable, within thirty (30) days after receipt by Tenant of a written estimate from Landlord of a time in excess of one hundred twenty (120) days to complete the restoration.  If Tenant does not elect to terminate within this 30-day period, Tenant shall be deemed to have waived the option to terminate.  During the period of restoration, Base Rent and Additional Rent shall be abated to the extent the Premises are rendered untenantable and, after the period of restoration, Base Rent and Tenant's Share shall be reduced in the proportion that the area of the Premises remaining tenantable after the casualty bears to the area of the Premises just prior to the casualty.  Except for abatement of Base Rent and Additional Rent, if any, Tenant shall have no claim against Landlord for any loss suffered by reason of any such damage, destruction, repair or restoration, except to the extent such loss was caused by the gross negligence or willful misconduct of Landlord, its employees, representatives or contractors; provided, however, in no event shall Landlord be liable to Tenant for any lost profits, loss of business or other consequential damages.  Except to the extent caused by the gross negligence or willful misconduct of Landlord, its employees, representatives or contractors, Landlord shall not be required to repair any damage or to make any restoration or replacement of any furnishings, trade fixtures, leasehold improvements, equipment, merchandise and other personal property installed in the Premises by Tenant or at the direct or indirect expense of Tenant.  If Landlord is required by this Lease or any Landlord Mortgagee to repair, or if Landlord undertakes to repair, Landlord shall use commercially reasonable efforts to have such repairs made promptly and in a manner which will not unreasonably interfere with Tenant's occupancy.

15.2           Acts of Tenant.  Notwithstanding any provisions of this Lease to the contrary, if the Premises or the Complex are damaged or destroyed as a result of a casualty arising from the acts or omissions of Tenant, or any of Tenant's officers, directors, shareholders, partners, employees, contractors, agents, invitees or representatives, (a) Tenant's obligation to pay Rent and to perform its other obligations under this Lease shall not be abated, reduced or altered in any manner, (b) Landlord shall not be obligated to repair or restore the Premises or the Complex, and (c) subject to Section 17.2, Tenant shall be obligated, at Tenant's cost, to repair and restore the Premises or the Complex to the condition they were in just prior to the damage or destruction under the direction and supervision of, and to the satisfaction of, Landlord and any Landlord's Mortgagee.

15.3           Last Year of Term.  If the Building or the Premises or any portion thereof is destroyed by fire or other causes at any time during the last twelve (12) months of the Term, then either Tenant or Landlord shall have the right, at the option of either party, to terminate this Lease by giving written notice to the other within sixty (60) days after the date of such destruction.

16.           SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT.

16.1           General.  This Lease, Tenant's leasehold estate created hereby, and all of Tenant's rights, titles and interests hereunder and in and to the Premises are hereby made subject and subordinate to any Mortgage presently existing or hereafter placed upon all or any portion of the Complex, and to any and all renewals, extensions, modifications, consolidations and replacements of any Mortgage and all advances made or hereafter to be made on the security of any Mortgage.  Notwithstanding the foregoing, Landlord and Landlord's Mortgagee may, at any time upon the giving of written notice to Tenant and without any compensation or consideration being payable to Tenant, make this Lease, and the aforesaid leasehold estate and rights, titles and interests, superior to any Mortgage.  In order to confirm the subordination (or, at the election of Landlord or Landlord's Mortgagee, the superiority of this Lease), upon the written request by Landlord or by Landlord's Mortgagee to Tenant, and within ten (10) days of the date of such request, and without any compensation or consideration being payable to Tenant, Tenant shall execute, have acknowledged and deliver a recordable instrument in a commercially reasonable form (which shall include non-disturbance provisions substantially as set forth therein confirming that this Lease, Tenant's leasehold estate in the Premises and all of Tenant's rights, titles and interests hereunder are subject and subordinate (or, at the election of Landlord or Landlord's Mortgagee, superior) to the Mortgage benefiting Landlord's Mortgagee.  Without limiting the foregoing, upon request by Landlord's Mortgagee, the Landlord and Tenant shall execute such documents as Landlord's Mortgagee deems necessary to effect an amendment of this Lease.  Tenant's failure to execute and deliver such instrument(s) as required in this Section 16 shall constitute a default under this Lease.

16.2           Attornment.  Upon the written request of any person or party succeeding to the interest of Landlord under this Lease, Tenant shall automatically become the tenant of and attorn to such successor in interest without any change in any of the terms of this Lease.  No successor in interest shall be (a) bound by any payment of Rent for more than one month in advance, except payments of security for the performance by Tenant of Tenant's obligations under this Lease, or (b) subject to any offset, defense or damages arising out of a default or any obligations of any preceding Landlord.  Neither Landlord's Mortgagee nor its successor in interest shall be bound by any amendment of this Lease entered into after Tenant has been given written notice of the name and address of Landlord's Mortgagee and without the written consent of Landlord's Mortgagee or such successor in interest, not to be unreasonably withheld or delayed.  Any transferee or successor-in-interest shall not be liable for any acts, omissions or defaults of Landlord that occurred before the sale or conveyance, or the return of any security deposit except for deposits actually paid to the successor or transferee.  Tenant agrees to give written notice of any default by Landlord to the holder of any Mortgage.  Tenant further agrees that, before it exercises any rights or remedies under the Lease, other than Rent abatement as expressly provided herein, the holder of any Mortgage or other successor-in-interest shall have the right, but not the obligation, to cure the default within the same time, if any, given to Landlord to cure the default, plus an additional thirty (30) days.  The subordination, attornment and mortgagee protection clauses of this Section 16 shall be self-operative and no further instruments of subordination, attornment or mortgagee protection need be required by any Landlord's Mortgagee or successor in interest thereto.  Nevertheless, upon the written request therefor by Landlord or Landlord's Mortgagee and without any compensation or consideration being payable to Tenant, Tenant agrees to execute, have acknowledged and deliver such commercially reasonable instruments as requested by Landlord or Landlord's Mortgagee to confirm the same.  Tenant shall from time to time, if so requested by Landlord and if doing so will not materially and adversely affect Tenant's economic interests under this Lease, join with Landlord in amending this Lease so as to meet the needs or requirements of any lender that is considering making or that has made a loan secured by all or any portion of the Complex.

17.           INSURANCE.

17.1           General.  Tenant shall obtain and maintain throughout the Term the following policies of insurance:

(a)           commercial general liability insurance with a combined single limit for bodily injury and property damage of not less than One Million Dollars ($1,000,000) per occurrence, including, without limitation, contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in Section 18;

(b)           hazard insurance with special causes of loss, including theft coverage, insuring against fire, extended coverage risks, vandalism and malicious mischief, and including boiler and sprinkler leakage coverage, in an amount equal to the full replacement cost (without deduction for depreciation) of all furnishings, trade fixtures, leasehold improvements, equipment, merchandise and other personal property from time to time situated in or on the Premises;

(c)           workers' compensation insurance satisfying Tenant's obligations under the workers' compensation laws of the State of Utah; and

(d)           such other policy or policies of insurance as Landlord may reasonably require or as Landlord is then generally requiring from other tenants in the Building.

Such minimum limits shall in no event limit the liability of Tenant under this Lease.  Such liability insurance shall name Landlord, and all mortgagees and lessors of Landlord of which Tenant has been notified, as an additional insureds; such property insurance shall name Landlord as a loss payee as Landlord's interests may appear; and both such liability and property insurance shall be with companies acceptable to Landlord, having a rating of not less than A:XII in the most recent issue of Best's Key Rating Guide, Property-Casualty.  All liability policies maintained by Tenant shall contain a provision that Landlord and any other additional insured, although named as an insured, shall nevertheless be entitled to recover under such policies for any loss sustained by Landlord and Landlord's agents and employees as a result of the acts or omissions of Tenant.  Tenant shall furnish Landlord with certificates of coverage.  No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days' prior written notice to Landlord by the insurer.  All such policies shall be written as primary policies, not contributing with and not in excess of the coverage which Landlord may carry, and shall only be subject to such deductibles as may be approved in writing in advance by Landlord.  Tenant shall, at least fifteen (15) days prior to the expiration of such policies, furnish Landlord with renewals of, or binders for, such policies.  Landlord and Tenant waive all rights to recover against each other, against any other tenant or occupant of the Complex, and against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees or business visitors of each other, or of any other tenant or occupant of the Building, for any loss or damage arising from any cause covered by any insurance carried by the waiving party, to the extent that such loss or damage is actually covered.  Tenant shall cause all other occupants of the Premises claiming by, through or under Tenant to execute and deliver to Landlord a waiver of claims similar to the waiver contained in this Section and to obtain such waiver of subrogation rights endorsements.  Any Landlord's Mortgagee may, at Landlord's option, be afforded coverage under any policy required to be secured by Tenant under this Lease by use of a mortgagee's endorsement to the policy concerned.

17.2           Waiver of Subrogation.  Landlord and Tenant hereby waive all claims, rights of recovery and causes of action that either party or any party claiming by, through or under such party may now or hereafter have by subrogation or otherwise against the other party or against any of the other party's officers, directors, shareholders, partners or employees for any loss or damage that may occur to the Complex, the Premises, Tenant's improvements or any of the contents of any of the foregoing by reason of fire or other casualty, or by reason of any other cause except gross negligence or willful misconduct (thus including simple negligence of the parties hereto or their officers, directors, shareholders, partners or employees), that could have been insured against under the terms of (a) in the case of Landlord, the standard fire and extended coverage insurance policies available in the state where the Complex is located at the time of the casualty, and (b) in the case of Tenant, the fire and extended coverage insurance policies required to be obtained and maintained under Section 17.1; provided, however, that the waiver set forth in this Section 17.2 shall not apply to any deductibles on insurance policies carried by Landlord or to any coinsurance penalty which Landlord might sustain.  Landlord and Tenant shall cause an endorsement to be issued to their respective insurance policies recognizing this waiver of subrogation.

17.3           Landlord's Insurance.  Landlord shall obtain and maintain throughout the Term the following policies of insurance:

(a)           All-risk property damage insurance on the.  Building, Building Improvements and personal property owned by Landlord in the amount of the full replacement values thereof, as the values may exist from time to time; and

(b)           General liability insurance covering Landlord's operations and the Building with combined single limits of not less than One Million Dollars ($1,000,000) per occurrence for bodily injury and property damage; and

(c)           All policies shall be issued by reasonable insurance companies authorized to do business in the state in which the Premises are located.

18.           INDEMNITY.  Subject to paragraph 17.2, and except to the extent caused by the gross negligence or willful misconduct of Landlord, its employees, agents, representatives or contractors, Tenant agrees to indemnify, defend and hold Landlord and its officers, directors, partners and employees harmless from and against all liabilities, losses, demands, actions, expenses or claims, including reasonable attorneys' fees and court costs, for injury to or death of any person or for damages to any property or for violation of law arising out of or in any manner connected with (i) the use, occupancy or enjoyment of the Premises and Complex by Tenant or Tenant's agents, employees or contractors, or the clients and other invitees of Tenant, (ii) any breach or default in the performance of any obligation of Tenant under this Lease, and (iii) any negligent or otherwise tortious act or failure to act by Tenant or Tenant's agents, employees or contractors on or about the Premises or Complex.

Subject to paragraph 17.2 above and paragraph 19 below, and except to the extent caused by the gross negligence or willful misconduct of Tenant, its employees, representatives or contractors, Landlord agrees to indemnify, defend and hold Tenant and its officers, directors, partners and employees harmless from and against all liabilities, losses, demands, actions, expenses or claims, including reasonable attorneys' fees and court costs, for injury to or death of any person or for damages to any property or for violation of law arising out of or in any way connected with:  (a) the fraud, gross negligence, or willful misconduct of Landlord in connection with the use of the Premises and Complex by Landlord or Landlord's agents, employees or contractors; and/or (b) any breach or default in the performance of Landlord's obligations under this Lease.

19.           THIRD PARTIES; ACTS OF FORCE MAJEURE; EXCULPATION.  Except to the extent caused by the gross negligence or willful misconduct of Landlord, its employees, representatives or contractors, Landlord shall have no liability to Tenant, or to Tenant's officers, directors, shareholders, partners, employees, agents, contractors or invitees, for bodily injury, death, property damage, business interruption, loss of profits, loss of trade secrets or other direct or consequential damages occasioned by (a) the acts or omissions of any other tenant or such other tenant's officers, directors, shareholders, partners, employees, agents, contractors or other invitees within the Complex, (b) Force Majeure (as defined below), (c) vandalism, theft, burglary and other criminal acts (other than those committed by Landlord and its employees), (d) water leakage, or (e) the repair, replacement, maintenance, damage, destruction or relocation of the Premises.  Except to the extent an injury, loss, damage or destruction was proximately caused by Landlord's fraud, willful act or violation of law, Tenant waives all claims against Landlord arising out of injury to or death of any person or loss of, injury or damage to, or destruction of any property of Tenant.  Unless otherwise specifically provided in this Lease, the remedies of Tenant for breach of this Lease by Landlord shall be limited to abatement of Rent and/or termination of this Lease in the manner set forth herein.  Whenever the period of time is herein prescribed for action to be taken by Landlord or Tenant, Landlord or Tenant shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to Force Majeure, which term shall include strikes, riots, acts of God, shortages of labor or materials, war, acts or threats of terrorism, governmental approvals, laws, regulations, or restrictions, or any other cause of any kind whatsoever which is beyond the reasonable control of Landlord or Tenant.  Notwithstanding the foregoing, Force Majeure shall not excuse or delay Tenant's obligation to pay Rent or Additional Rent.

20.           SECURITY INTEREST.  As security for Tenant's payment of Rent and performance of all of its other obligations under this Lease, Tenant hereby grants to Landlord a security interest in all property of Tenant now or hereafter placed in the Premises.  Landlord, as secured party, shall be entitled to all of the rights, remedies and recourses afforded to a secured party under the Utah Uniform Commercial Code, which rights, remedies and recourses shall be cumulative of all other rights, remedies, recourses, liens and security interests afforded Landlord by law, equity or this Lease.  Contemporaneously with the execution of this Lease, Tenant shall execute and deliver, as debtor, promptly upon request and without any compensation or consideration being payable to Tenant, such additional financing statement or statements as Landlord may request.  However, Landlord may at any time file a copy of this Lease as a financing statement.

21.           CONTROL OF COMMON AREAS.  Landlord shall have the exclusive control over the Common Areas.  Landlord may, from time to time, create different Common Areas, close or otherwise modify the Common Areas, and reasonably modify the Building Rules and Regulations with respect thereto; provided, however, that the use by Tenant of the Building and Premises shall not be materially adversely impacted,

22.           INTENTIONALLY DELETED.

23.           QUIET ENJOYMENT.  Provided Tenant has performed all its obligations under this Lease, Tenant shall and may peaceably and quietly have, hold, occupy, use and enjoy the Premises during the Term subject to the provisions of this Lease.  Landlord shall warrant and forever defend Tenant's right to occupancy of the Premises against the claims of any and all persons whosoever lawfully claiming the same or any part thereof, by, through or under Landlord, but not otherwise, subject to the provisions of this Lease.

24.           DEFAULT BY TENANT.

24.1           Events of Default.  Each of the following occurrences shall constitute an Event of Default (herein so called):

(a)           the failure of Tenant to pay Base Rent or Additional Rent as and when due hereunder and the continuance of such failure for a period of five (5) days after written notice from Landlord to Tenant specifying the failure; provided, however, after Landlord has given Tenant written notice pursuant to this clause 24.1(a) on two separate occasions, Landlord shall not be required to give Tenant any further notice under this clause 24.1(a); provided, however, that the obligation of Tenant to pay a late charge or interest pursuant to this Lease shall commence as of the due date of the Rent or other monetary obligation and not on the expiration of any grace period;

(b)           the failure of Tenant to perform, comply with or observe any term, condition or provision in this Lease (except as provided in Sections 24.1(a) and (c) through (g) of this Lease), and the continuance of such failure for a period of thirty (30) days after written notice from Landlord to Tenant specifying the failure, or, if reasonably required, such longer period (not to exceed 120 days) so long as Tenant timely and diligently commences and continues to completion the required cure;

(c)           the (i) involuntary transfer by Tenant of Tenant's interest in this Lease unless such involuntary transfer is rescinded within ten (10) days after the date Tenant has actual knowledge thereof, or (ii) other than specifically permitted pursuant to Section 10 hereof, the voluntary transfer of Tenant's interest in this Lease, without Landlord's prior written consent;

(d)           the failure of Tenant to discharge any lien placed as a result of Tenant's action or inaction upon the Premises or Building as set forth hereunder within ten (10) days after the date Tenant has actual knowledge thereof;

(e)           the occurrence of a Net Tenant Delay, as defined in the Work Letter Agreement, of thirty (30) calendar days or more;

(f)           the filing of a petition by or against Tenant (the term "Tenant" also meaning, for the purpose of this clause 24.1(d), any guarantor of the named Tenant's obligations hereunder) that is not withdrawn within thirty (30) days after such filing (i) in any bankruptcy or other insolvency proceeding, (ii) seeking any relief under the Bankruptcy Code or any similar debtor relief law, (iii) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease, or (iv) to reorganize or modify Tenant's capital structure; and

(g)           the making by Tenant of an assignment of more than fifty percent (50%) of Tenant's assets for the benefit of its creditors.

24.2           Remedies of Landlord.  Upon any Event of Default, Landlord may, at Landlord's option in its sole discretion, and in addition to all other rights, remedies and recourses afforded Landlord hereunder or by law or equity, do any one or more of the following:

(a)           terminate this Lease by the giving of written notice to Tenant; reenter the Premises, with or without process of law; eject all parties in possession thereof; repossess and enjoy the Premises and all tenant improvements; and recover from Tenant all of the following:  (i) all Rent and other amounts accrued hereunder to the date of termination, (ii) all amounts due under Section 24.3, and (iii) liquidated damages in an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at the prime lending rate (or equivalent rate, however denominated) in effect on the date of termination at the largest national bank in the state where the Complex is located, minus (B) the then-present fair rental value of the Premises for such period, similarly discounted, plus any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which would be likely to result therefrom, including, without limitation, attorneys' fees, brokers' commissions or finder's fees;

(b)           terminate Tenant's right to possession of the Premises without terminating this Lease by the giving of written notice to Tenant, in which event Tenant shall pay to Landlord (i) all Rent and other amounts accrued hereunder to the date of termination of possession, (ii) all amounts due from time to time under Section 24.3, and (iii) all Rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during said period.  Reentry by Landlord in the Premises will not affect the obligations of Tenant hereunder for the unexpired Term.  Landlord may bring action against Tenant to collect amounts due by Tenant on one or more occasions, without the necessity of Landlord's waiting until expiration of the Term.  If Landlord elects to proceed under this Section 24.2(b), it may at any time elect to terminate this Lease pursuant to Section 24.2(a);

(c)           alter any and all locks and other security devices at the Premises without being obligated to deliver new keys to the Premises, unless Tenant has cured all Events of Default before Landlord has terminated this Lease under Section 24.2(a) or has entered into a lease to relet all or a portion of the Premises;

(d)           if an Event of Default specified in Section 24.1(c) occurs, Landlord may remove and store any property that remains on the Premises and, if Tenant does not claim such property within thirty (30) days after Landlord has delivered to Tenant notice of such storage, Landlord may appropriate, sell, destroy or otherwise dispose of the property in question without notice to Tenant or any other person, and without any obligation to account for such property; and/or

(e)           no taking possession of the Premises by Landlord shall be construed as Landlord's acceptance of a surrender of the Premises by Tenant or an election of Landlord to terminate this Lease unless written notice of such intention is given to Tenant.  Notwithstanding any leasing or subletting without termination of the Lease, Landlord may at any time thereafter elect to terminate the Lease for Tenant's previous breach.

24.3           Payment by Tenant.  Upon any Event of Default, Tenant shall also pay to Landlord all costs and expenses reasonably incurred by Landlord, including court costs and reasonable attorneys' fees, in (a) retaking or otherwise obtaining possession of the Premises, (b) removing and storing Tenant's property, (c) constructing the Tenant Improvements, (d) repairing, restoring, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants, not to exceed Building Standard Tenant Improvements, (e) reletting all or any part of the Premises, (f) paying or performing the underlying obligation which Tenant failed to pay or perform, and (g) enforcing any of Landlord's rights, remedies or recourses arising as a consequence of the Event of Default.

24.4           Reletting.  Upon termination of this Lease or upon termination of Tenant's right to possession of the Premises, Landlord shall use commercially reasonable efforts to relet the Premises on such terms and conditions as Landlord in its sole discretion may determine (including a term different than the Term, rental concessions, and alterations to and improvements of the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building.  Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or collect rent due with respect to such reletting.  If Landlord relets the Premises, rent Landlord receives from such reletting shall be applied to the payment of:  first, any indebtedness from Tenant to Landlord other than Rent (if any); second, all costs, including for maintenance and alterations, reasonably incurred by Landlord in reletting; and third, Rent due and unpaid.  In no event shall Tenant be entitled to the excess of any rent obtained by reletting over the Rent herein reserved.

24.5           Landlord's Right to Pay or Perform.  Upon an Event of Default, Landlord may, but without obligation to do so and without thereby waiving or curing such Event of Default, pay or perform the underlying obligation for the account of Tenant, and enter the Premises and expend the Security Deposit and any other sums for such purpose.

24.6           No Waiver; No Implied Surrender.  Provisions of this Lease may only be waived by the party entitled to the benefit of the provision evidencing the waiver in writing.  Thus, neither the acceptance of Rent by Landlord following an Event of Default (whether known to Landlord or not), nor any other custom or practice followed in connection with this Lease, shall constitute a waiver by Landlord of such Event of Default or any other Event of Default.

Further, the failure by Landlord to complain of any action or inaction by Tenant, or to assert that any action or inaction by Tenant constitutes (or would constitute, with the giving of notice and the passage of time) an Event of Default, regardless of how long such failure continues, shall not extinguish, waive or in any way diminish the rights, remedies and recourses of Landlord with respect to such action or inaction.  No waiver by Landlord of any provision of this Lease or of any breach by Tenant of any obligation of Tenant hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by Tenant of the same or any other provision hereof.  Landlord's consent to any act by Tenant requiring Landlord's consent shall not be deemed to render unnecessary the obtaining of Landlord's consent to any subsequent act of Tenant.  No act or omission by Landlord (other than Landlord's execution of a document acknowledging such surrender) or Landlord's agents, including the delivery of the keys to the Premises, shall constitute an acceptance of a surrender of the Premises.

25.           DEFAULTS BY LANDLORD.  Landlord shall not be in default under this Lease, and Tenant shall not be entitled to exercise any right, remedy or recourse against Landlord or otherwise as a consequence of any alleged default by Landlord under this Lease, unless Landlord fails to perform any of its obligations hereunder and said failure continues for a period of thirty (30) days after Tenant gives Landlord and (provided that Tenant shall have been given the name and address of Landlord's Mortgagee) Landlord's Mortgagee written notice thereof specifying, with reasonable particularity, the nature of Landlord's failure.  If, however, the failure cannot reasonably be cured within the thirty (30) day period, Landlord shall not be in default hereunder if Landlord or Landlord's Mortgagee commences to cure the failure within the thirty (30) days and thereafter pursues the curing of same diligently to completion.  If Tenant recovers a money judgment against Landlord for Landlord's default of its obligations hereunder or otherwise, the judgment shall be limited to Tenant's actual direct, but not consequential, damages therefor and shall be satisfied only out of the interest of Landlord in the Complex as the same may then be encumbered, and Landlord shall not otherwise be liable for any deficiency.  In no event shall Tenant have the right to levy execution against any property of Landlord other than its interest in the Complex.  The foregoing shall not limit any right that Tenant might have to obtain specific performance of Landlord's obligations hereunder.

26.           RIGHT OF REENTRY.  Upon the expiration or termination of the Term for whatever cause, or upon the exercise by Landlord of its right to reenter the Premises without terminating this Lease, Tenant shall immediately, quietly and peaceably surrender to Landlord possession of the Premises and all tenant improvements therein in "broom clean" and good order, condition and repair, except only for ordinary wear and tear, damage by casualty not covered by Section 15.2 and repairs to be made by Landlord pursuant to Section 15.1.  If Tenant is in default under this Lease, Landlord shall have a lien on such personal property, trade fixtures and other property as set forth in Section 38-3-1, et seq., of the Utah Code Ann.  (or any replacement provision).  Landlord may require Tenant to remove any personal property, trade fixtures, other property, alterations, additions and improvements made to the Premises by Tenant or by Landlord for Tenant, and to restore the Premises to their condition on the date of this Lease.  All personal property, trade fixtures and other property of Tenant not removed from the Premises on the abandonment of the Premises or on the expiration of the Term or sooner termination of this Lease for any cause shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to, and without any obligation to account to, Tenant or any other person.  While Tenant remains in possession of the Premises after such expiration, termination or exercise by Landlord of its reentry right, Tenant shall be deemed to be occupying the Premises as a tenant-at-sufferance, subject to all of the obligations of Tenant under this Lease, except that the Rent shall be one hundred fifty percent (150%) of the Rent in effect immediately before such expiration, termination or exercise by Landlord.  No such holding over shall extend the Term.  If Tenant fails to surrender possession of the Premises in the condition herein required, Landlord may, at Tenant's expense, restore the Premises to such condition.

27.           MISCELLANEOUS.

27.1           Independent Obligations; No Offset.  The obligations of Tenant to pay Rent and to perform the other undertakings of Tenant hereunder constitute independent unconditional obligations to be performed at the times specified hereunder, regardless of any breach or default by Landlord hereunder.  Tenant shall have no right, and Tenant hereby waives and relinquishes all rights which Tenant might otherwise have, to claim any nature of lien against the Complex or to withhold, deduct from or offset against any Rent or other sums to be paid to Landlord by Tenant.

27.2           Time of Essence.  Time is of the essence with respect to each date or time specified in this Lease by which an event is to occur.

27.3           Applicable Law.  This Lease shall be governed by, and construed in accordance with, the laws of the State of Utah.  All monetary and other obligations of Landlord and Tenant are performable in the county where the Complex is located.

27.4           Assignment by Landlord.  Landlord shall have the right to assign without notice or consent, in whole or in part, any or all of its rights, titles or interests in and to the Complex or this Lease and, upon any such assignment, Landlord shall be relieved of all unaccrued liabilities and obligations hereunder to the extent of the interest so assigned arising after the date of such transfer.

27.5           Estoppel Certificates; Financial Statements.  From time to time at the request of Landlord or Landlord's Mortgagee, Tenant will within seven (7) calendar days, and without compensation or consideration execute, have acknowledged and deliver a certificate in a commercially reasonable form, setting forth the following:  (a) a ratification of this Lease; (b) the Commencement Date, expiration date and other Lease information; (c) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writing as shall be stated); (d) that all conditions under this Lease to be performed by Landlord have been satisfied or, in the alternative, those claimed by Tenant to be unsatisfied; (e) that no defenses or offsets exist against the enforcement of this Lease by Landlord or, in the alternative, those claimed by Tenant to exist; (f) whether within the knowledge of Tenant there are any existing breaches or defaults by Landlord hereunder and, if so, stating the defaults with reasonable particularity; (g) the amount of advance Rent, if any (or none if such is the case), paid by Tenant; (h) the date to which Rent has been paid; (i) the amount of the Security Deposit; and (j) such other information as Landlord or Landlord's Mortgagee may reasonably request.  Landlord's Mortgagee and purchasers shall be entitled to rely on any estoppel certificate executed by Tenant.  Tenant shall, within twenty (20) calendar days after Landlord's request, furnish to Landlord current financial statements for Tenant, prepared in accordance with generally accepted accounting principles consistently applied and certified by Tenant to be true and correct.

27.6           Signs, Building Name and Building Address.  Landlord may, from time to time at its discretion, place any and all signs anywhere in the Complex, and may change the name and street address of the Complex.  Tenant shall not, without Landlord's prior written consent, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant from the Premises.

27.7           Notices.  All notices and other communications given pursuant to this Lease shall be in writing and shall either be sent by overnight courier or mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, and addressed as set forth in Section "G" of the Basic Lease Information, or delivered in person to the intended addressee.  Notice sent by overnight courier shall become effective one (1) business day after being sent.  Notice mailed in the aforesaid manner shall become effective five (5) business days after deposit.  Notice given in any other manner shall be effective only upon receipt by the intended addressee.  Each party shall have the continuing right to change its address for notice hereunder by the giving of fifteen (15) days' prior written notice to the other party in accordance with this Section 27.7.

27.8           Entire Agreement, Amendment and Binding Effect.  This Lease, including all exhibits attached hereto, constitutes the entire agreement between Landlord and Tenant relating to the subject matter hereof, and all prior agreements relative hereto which are not contained herein are terminated.  This Lease may be amended only by a written document duly executed by Landlord and Tenant (and, if a Mortgage is then in effect, by the Landlord's Mortgagee entitled to the benefits thereof), and any alleged amendment which is not so documented shall not be effective as to any party.  The provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors and permitted assigns; provided, however, that this Section 27.8 shall not negate, diminish or alter the restrictions on Transfers applicable to Tenant set forth elsewhere in this Lease.

27.9           Severability.  This Lease is intended to be performed in accordance with and only to the extent permitted by all Legal Requirements.  If any provision of this Lease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, but the extent of the invalidity or unenforceability does not destroy the basis of the bargain between the parties as contained herein, the remainder of this Lease and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

27.10           Number and Gender, Captions and References.  As the context of this Lease may require, pronouns shall include natural persons and legal entities of every kind and character, the singular number shall include the plural, and the neuter shall include the masculine and the feminine gender.  Section headings in this Lease are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define any section hereof.  Whenever the terms "hereof," "hereby," "herein," "hereunder" or words of similar import are used in this Lease, they shall be construed as referring to this Lease in its entirety rather than to a particular section or provision, unless the context specifically indicates to the contrary.  Any reference to a particular "Section" shall be construed as referring to the indicated section of this Lease.

27.11           Attorneys' Fees.  In the event either party commences a legal proceeding to enforce any of the terms of this Lease, the prevailing party in such action shall have the right to recover reasonable attorneys' fees and costs from the other party, to be fixed by the court in the same action.  "Legal proceedings" includes appeals from a lower court judgment as well as proceedings in the Federal Bankruptcy Court ("Bankruptcy Court"), whether or not they are adversary proceedings or contested matters.  The "prevailing party" (i) as used in the context of proceedings in the Bankruptcy Court means the prevailing party in an adversary proceeding or contested matter, or any other actions taken by the non-bankrupt party which are reasonably necessary to protect its rights under this Lease, and (ii) as used in the context of proceedings in any court other than the Bankruptcy Court means the party that prevails in obtaining a remedy or relief which most nearly reflects the remedy or relief which the party sought.

27.12           Brokers.  Excepting only brokers and agents of Cottonwood Realty Services, representing Landlord, no independent or other broker or agent has been used by either Landlord or Tenant in connection with the leasing transaction contemplated hereby.  Tenant and Landlord hereby warrant and represent unto the other that it has not incurred or authorized any brokerage commission, finder's fees or similar payments in connection with this Lease, other than as has been previously paid by such party.  Each party shall defend, indemnify and hold the other harmless from and against any claim for brokerage commission, finder's fees or similar payment arising by virtue of authorization of such party, or any Affiliate of such party, in connection with this Lease.

27.13           Interest on Tenant's Obligations.  Any amount of Rent or Additional Rent due from Tenant to Landlord which is not paid when due shall bear interest at the lesser of ten percent (10%) per annum or the maximum rate allowed by law from the date such payment is due until paid, but the payment of such interest shall not excuse or cure the default in payment.

27.14           Authority.  Each person executing this Lease on behalf of a party warrants and represents that (a) such party is a duly organized and existing legal entity, in good standing in the State of Utah, (b) such party has full right and authority to execute, deliver and perform this Lease, (c) this Lease is binding upon and enforceable against such party in accordance with its terms, (d) the person executing and delivering this Lease on behalf of such party was duly authorized to do so, and (e) upon request of the other party, such person will deliver to the other party satisfactory evidence of his or her authority to execute this Lease on behalf of such party.

27.15           Recording.  Neither this Lease (including any Exhibit hereto) nor any memorandum hereof shall be recorded without the prior written consent of Landlord.

27.16           Exhibits.  All Exhibits and written addenda hereto are incorporated herein for any and all purposes.

27.17           Multiple Counterparts.  This Lease may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one instrument.

27.18           Survival of Indemnities.  The indemnity obligations contained in this Lease shall survive the expiration or earlier termination of this Lease to and until the last to occur of (a) the last day permitted by law for the bringing of any claim or action with respect to which indemnification may be claimed, or (b) the date on which any claim or action for which indemnification may be claimed under such provision is fully and finally resolved and any compromise thereof or judgment or award thereon is paid in full.  Payment shall not be a condition precedent to recovery upon any indemnification provision contained herein.

27.19           Non-Merger.  There shall be no merger of this Lease with any ground leasehold interest or the fee estate in the Complex or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or any interest in this Lease as well as any ground leasehold interest or fee estate in the Complex or any interest in such fee estate.

27.20           Miscellaneous.  No amendment to this Lease shall be binding on Landlord or Tenant unless reduced to writing and signed by both parties.  Each provision to be performed by Tenant shall be construed to be both a covenant and a condition.  Venue on any action arising out of this Lease shall be proper only in the District Court of Salt Lake County, State of Utah.  Landlord and Tenant waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on all matters arising out of this Lease or the use and occupancy of the Premises.  The submission of this Lease to Tenant is not an offer to lease the Premises or an agreement by Landlord to reserve the Premises for Tenant.  Landlord shall not be bound to Tenant until Tenant has duly executed and delivered duplicate original copies of this Lease to Landlord and Landlord has duly executed and delivered one of those duplicate original copies to Tenant.

27.21           Confidential Information.

27.21.1                      Ownership and Use.   The contents of this Lease and all non-public information regarding either party's business practices or finances shall collectively be referred to herein as the "Confidential Information".  In addition, for purposes hereof, (a) the party that discovers the Confidential Information shall be referred to herein as the "Discovering Party", and (b) the party as to which the Confidential Information pertains shall be referred to herein as the "Protected Party".  Landlord and Tenant hereby acknowledge that all Confidential Information shall remain the property of the applicable Protected Party.  The Discovering Party agrees not to use or disclose any Confidential Information, except (i) as required by law or court order, (ii) to enforce the Discovering Party's rights and/or remedies under this Lease, at law and/or in equity, and/or (iii) to the Discovering Party's attorneys, accountants, brokers, lenders, partners, investors, consultants and employees (and, with respect to Landlord, any prospective purchaser or mortgagee of the Building Complex or any portion thereof).  Notwithstanding the foregoing, the following information shall not be deemed "Confidential Information" under this Lease:  (A) information which is or hereafter becomes publicly known (except through disclosure by the Discovering Party), or (B) information which has been or is hereafter furnished to the Discovering Party by a third party without restriction on disclosure.

27.21.2                      Protection.  The Discovering Party will establish commercially reasonable controls compatible with industry standards to ensure the protection of any of the Protected Party’s Confidential Information actually received by the Discovering Party.  Each party will establish and will follow commercially reasonable procedures for all employees with access to the Confidential Information of the other party to protect the privacy of such Confidential Information.

27.21.3                      Injunctive Relief.  The parties acknowledge that the Protected Party may not have an adequate remedy at law in the event of any breach or threatened breach of this Lease pertaining to the Confidential Information, and that the Protected Party or its customers or suppliers may suffer irreparable injury as a result.  In the event of any such breach or threatened breach, the Discovering Party hereby consents to the filing of injunctive relief without the requirement that the Protected Party post any bond or other security of any kind, if and to the extent required by applicable law.

EXECUTED as of the date and year above first written.

TENANT ACKNOWLEDGES THAT LANDLORD HAS MADE NO WARRANTIES TO TENANT, EXCEPT AS HEREIN EXPRESSLY SET FORTH, AND LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE.

[SIGNATURE PAGE FOLLOWS]

TENANT:

ADS ALLIANCE DATA SYSTEMS, INC.,
a Delaware corporation

By: /s/ Daniel T. Groomes
Name:  Daniel T. Groomes
Title:  Sr. VP

By: /s/ R. E. Schumacher, Jr.
Name:  R. E. Schumacher, Jr.
Title:  Senior Vice President

LANDLORD:

NOP COTTONWOOD 2795 LLC,
a Delaware limited liability company

By:	NOP Cottonwood Holdings LLC,
a Delaware limited liability company,
its sole member

By:	National Office Partners Limited Partnership,
a Delaware limited partnership,
its Sole Member

By:	Hines National Office Partners Limited Partnership,
a Texas limited partnership

By:	Hines Fund Management, L.L.C.,
a Delaware limited liability company,
general partner

By:	Hines Interests Limited Partnership,
a Delaware limited partnership

By:	Hines Holdings, Inc.,
a Texas corporation,
its general partner

By:           /s/ James C. Buie, Jr.
Name:      James C. Buie, Jr.
Title:        Executive Vice President

SECOND AMENDMENT TO LEASE AGREEMENT

This SECOND AMENDMENT TO LEASE AGREEMENT ("Second Amendment") is dated for reference purposes as of December 19, 2012 (the "Effective Date"), by and between NOP COTTONWOOD 2795, LLC, a Delaware limited liability company ("Landlord"), and ADS ALLIANCE DATA SYSTEMS, INC., a Delaware corporation ("Tenant").

R E C I T A L S :

A.           Landlord and Tenant entered into that certain Lease Agreement dated as of September 21, 2010 (the "Original Lease"), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord that certain space containing approximately 4,389 square feet of Rentable Area (the "Existing Premises") commonly known as Suite 100 and located on the first (1st) floor of that certain office building addressed as 2795 E. Cottonwood Parkway, Salt Lake City, Utah (the "Building").

B.           Landlord and Tenant entered into that certain First Amendment to Lease Agreement dated as of November 14, 2011 (the "First Amendment"), pursuant to which the parties, among other things, permitted Tenant to install, use, operate and maintain the Satellite Equipment (as defined in the First Amendment).

C.           The Original Lease and the First Amendment are collectively referred to herein as the "Lease".

D.           Landlord and Tenant now desire to amend the Lease to:  (i) extend the Term of the Lease; (ii) expand the Existing Premises to include that certain space containing approximately 2,099 square feet of Rentable Area (the "Expansion Space"), commonly known as Suite 140, located on the first (1st) floor of the Building and depicted on Exhibit A attached hereto; and (iii) modify various terms and provisions of the Lease, all as hereinafter provided.

E.           Except as otherwise expressly provided herein to the contrary, all capitalized terms used in this Second Amendment shall have the same meanings given such terms in the Lease.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Extension of Term.  The Term of the Lease for the Existing Premises, which is currently scheduled to expire on October 31, 2014, is hereby extended until January 31, 2018 (the "Revised Expiration Date"), unless sooner terminated as provided in the Lease (as amended hereby).  The period of the Term of the Lease (as so extended) from the Expansion Space Commencement Date (as defined below) through and including the Revised Expiration Date shall sometimes be referred to herein as the "Extended Term".

2.          Expansion Space.

2.1.           Addition of Expansion Space.  Commencing on the Expansion Space Commencement Date, the Existing Premises shall be expanded to include the Expansion Space, which Expansion Space shall be leased on the same terms and conditions set forth in the Lease (as amended hereby).  From and after the Expansion Space Commencement Date, the Existing Premises and the Expansion Space shall be collectively referred to as the "Premises", and shall contain a total of approximately 6,488 square feet of Rentable Area.

2.2.           Expansion Space Term.  The lease term for the Expansion Space (the "Expansion Space Term") shall commence on the Expansion Space Commencement Date and shall expire coterminously with the Extended Term for the Existing Premises on the Revised Expiration Date.  For purposes of this Second Amendment, the "Expansion Space Commencement Date" shall mean the earlier of:  (i) the date Tenant conducts business operations in all or any portion of the Expansion Space; and (ii) the date Landlord delivers the Expansion Space to Tenant Ready for Occupancy, as defined in the Tenant Work Letter attached hereto as Exhibit B (the "Tenant Work Letter"), subject to acceleration as a result of any Tenant Delays (as defined and provided in the Tenant Work Letter).  Landlord and Tenant presently anticipate that the Expansion Space will be delivered to Tenant Ready for Occupancy on or about February 1, 2013; however, if Landlord is unable to deliver to Tenant the Expansion Space Ready for Occupancy by such date (or any other date), then:  (A) the validity of this Second Amendment or the Lease shall not be affected or impaired thereby; (B) Landlord shall not be in default hereunder or under the Lease (as amended hereby), or be liable for damages therefor; and (C) Tenant shall accept possession of the Expansion Space when Landlord delivers the Expansion Space to Tenant Ready for Occupancy.

2.3.           Confirmation of Expansion Space Commencement Date.  Following the Expansion Space Commencement Date, Landlord shall deliver to Tenant a Notice of Lease Term Dates in the form of Exhibit C attached hereto, which notice Tenant shall execute and return to Landlord within five (5) business days after Tenant's receipt thereof.

3.          Base Rent.  During the Expansion Space Term, the annual Base Rent (and monthly installments thereof) payable by Tenant for the Existing Premises and the Expansion Space shall be calculated together and shall be as set forth in the following schedule, subject to abatement pursuant to Section 4 below:

Period of Expansion Space Term	Annual Base Rent	Monthly Installment of Base Rent	Annual Base Rent Rate Per Square Foot of Rentable Area of Existing Premises and Expansion Space
Expansion Space Commencement Date – 03/31/14
04/01/14 – 03/31/15
04/01/15 – 03/31/16
04/01/16 – 03/31/17
04/01/17 – 1/31/18

4.          Abatement of Base Rent.  Notwithstanding Section 3 above to the contrary, and provided that Tenant faithfully performs all of the terms and conditions of the Lease (as amended hereby), Landlord shall abate Tenant's obligation to pay the monthly installments of Base Rent otherwise payable by Tenant for the Existing Premises and the Expansion Space (the "Abated Rent"), for the first two (2) months of the Expansion Space Term (the "Abatement Period").  During the Abatement Period, Tenant shall remain responsible for the payment of all of its other monetary obligations under the Lease (as amended hereby).  In the event of a default by Tenant under the terms of the Lease (as amended hereby) that results in the early termination of Tenant's interest therein pursuant to the provisions of Section 24 of the Original Lease, then as a part of the recovery set forth therein, Landlord shall be entitled to the recovery of the Abated Rent.

5.          Tenant's Share; Base Year.  For purposes of determining Tenant's Share of increases in Operating Expenses for the Existing Premises and the Expansion Space during the Expansion Space Term: (i) Tenant's Share for the Existing Premises and the Expansion Space shall be calculated together and shall be revised to be 4.79% (i.e., 6,488 square feet of Rentable Area of the Existing Premises and the Expansion Space /135,339 square feet of Rentable Area of the Building); and (ii) the Base Year for calculating Tenant's Share of increases in Operating Expenses for the Existing Premises and the Expansion Space shall be revised to be the calendar year 2013.

6.          Condition of Premises.  Except as otherwise provided in the Tenant Work Letter: (i) Tenant shall continue to occupy the Existing Premises from and after the date of execution of this Second Amendment in its current "AS IS" condition; and (ii) Tenant shall accept the Expansion Space in its "AS IS" condition as of the date of execution of this Second Amendment and on the Expansion Space Commencement Date, without any obligation on Landlord's part to construct or pay for any tenant improvements or refurbishment work in or for the Existing Premises or the Expansion Space.

7.          Parking.  From and after the Expansion Space Commencement Date, the first sentence of Section F of Part I of the Original Lease shall be modified as follows:

"Tenant shall throughout the Term of the Lease (as extended), lease from Landlord a total of eighteen (18) automobile spaces in the Parking Facility, of which total Tenant may elect to lease up to four (4) assigned and covered automobile spaces at the then-prevailing market rate pursuant to Section 5.5 below."

8.          Address of Landlord for Notices.  Landlord's addresses for notices (as originally set forth in Section G.2 of Part I of the Original Lease) is, from and after the date of execution of this Second Amendment, modified as follows:

NOP Cottonwood 2795, LLC
c/o CommonWealth Partners Management LLC
515 South Flower Street, Floor 32
Los Angeles, CA 90071
Attention: Asset Manager – Cottonwood Corporate Center

With a copy to:

NOP Cottonwood 2795, LLC
2795 E. Cottonwood Parkway, Suite 155
Salt Lake City, Utah 84121
Attention: Property Manager

9.          Brokers.  Landlord and Tenant each hereby represents and warrants to the other party that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Second Amendment, excepting only Commerce Real Estate Solutions (representing Landlord), and Continental Realty (representing Tenant) (collectively, the "Brokers"), and that it knows of no other real estate broker or agent who is entitled to a commission in connection with this Second Amendment.  Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments and costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing in connection with this Second Amendment on account of the indemnifying party's dealings with any real estate broker or agent (other than the Brokers).

10.          Counterparts.  This Second Amendment may be executed in multiple counterparts, each of which is to be deemed original for all purposes, but all of which together shall constitute one and the same instrument.

11.          No Further Modification.  Except as set forth in this Second Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Second Amendment has been executed as of the day and year first above written.

LANDLORD:

NOP COTTONWOOD 2795, LLC,
a Delaware limited liability company

By:           NOP COTTONWOOD HOLDINGS LLC,
 a Delaware limited liability company
Its:           sole member

By:           NATIONAL OFFICE PARTNERS LLC,
 a California limited liability company
Its:           sole member

By:           CWP CAPITAL MANAGEMENT, LLC,
 a Delaware limited liability company
Its:           Manager

By:           /s/ Joseph A. Corrente
Name:      Joseph A. Corrente
Its:           Senior Vice President

TENANT:

ADS ALLIANCE DATA SYSTEMS, INC.,
a Delaware corporation

By:           /s/ Timothy King
Name:      Timothy King
Title:        CFO and CAO